AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                           PLAYBOY ENTERPRISES, INC.,
                               NEW PLAYBOY, INC.,
                           PLAYBOY ACQUISITION CORP.,
                            SPICE ACQUISITION CORP.,

                                       AND

                       SPICE ENTERTAINMENT COMPANIES, INC.




                            DATED AS OF MAY 29, 1998

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

      ARTICLE 1          THE MERGERS                                         2
           SECTION 1.1   The Mergers                                         2
           SECTION 1.2   Closing; Effective Time                             3
           SECTION 1.3   Effects of the Mergers                              3
           SECTION 1.4   Certificate of Incorporation                        3
           SECTION 1.5   By-laws                                             4
           SECTION 1.6   Directors                                           4
           SECTION 1.7   Officers                                            4

      ARTICLE 2          CONVERSION OF CAPITAL STOCK OF THE CONSTITUENT
                         CORPORATIONS                                        4
           SECTION 2.1   P Merger                                            4
           SECTION 2.2   S Merger                                            6
           SECTION 2.3   Exchange of Certificates                            9

      ARTICLE 3          REPRESENTATIONS AND WARRANTIES
                         OF THE COMPANY                                     15
           SECTION 3.1   Organization and Qualification; Subsidiaries       15
           SECTION 3.2   Capitalization of the Company and its Subsidiaries 16
           SECTION 3.3   Authority Relative to this Agreement; Board Action 17
           SECTION 3.4   SEC Filings; Financial Statements                  18
           SECTION 3.5   Information Supplied                               19
           SECTION 3.6   Consents and Approvals; No Violations              20
           SECTION 3.7   No Default                                         21
           SECTION 3.8   No Undisclosed Liabilities; Absence of Changes     21
           SECTION 3.9   Litigation                                         22
           SECTION 3.10  Compliance with Applicable Law                     22
           SECTION 3.11  Employees; Employee Plans                          23
           SECTION 3.12  Environmental Laws and Regulations                 25
           SECTION 3.13  Tax Matters                                        26
           SECTION 3.14  Library Rights                                     26
           SECTION 3.15  Marks and Patents                                  27
           SECTION 3.16  Material Contracts                                 28
           SECTION 3.17  Title to Properties; Real Estate                   29
           SECTION 3.18  Opinion of Financial Advisor                       30
           SECTION 3.19  Brokers                                            30
           SECTION 3.20  Vote Required                                      30
           SECTION 3.21  Tangible Personal Property                         30
           SECTION 3.22  Insurance                                          31
           SECTION 3.23  Transactions with Affiliates                       31
           SECTION 3.24  Corporate Records                                  31
           SECTION 3.25  Investment Company Act                             31
           SECTION 3.26  Transaction Fees and Expenses                      31

      ARTICLE 4          REPRESENTATIONS AND WARRANTIES OF THE PLAYBOY
                         ENTITIES                                           32
           SECTION 4.1   Organization and Qualification; Subsidiaries       32
           SECTION 4.2   Capitalization of Playboy and its Subsidiaries     33
           SECTION 4.3   Authority Relative to this Agreement               34
           SECTION 4.4   SEC Filings; Financial Statements                  35
           SECTION 4.5   Information Supplied                               36
           SECTION 4.6   Consents and Approvals; No Violations              37
           SECTION 4.7   No Default                                         37
           SECTION 4.8   No Undisclosed Liabilities; Absence of Changes     38
           SECTION 4.9   Litigation                                         39
           SECTION 4.10  Compliance with Applicable Law                     39
           SECTION 4.11  Tax Matters                                        39
           SECTION 4.12  Brokers                                            40
           SECTION 4.13  Investment Company Act                             40
           SECTION 4.14  Ownership of Holdco, Merger Sub P and Merger Sub S;
                         No Prior Activities                                40

      ARTICLE 5          COVENANTS                                          41
           SECTION 5.1   Conduct of Business of the Company                 41
           SECTION 5.2   Conduct of Business of Playboy                     44
           SECTION 5.3   Other Actions                                      45
           SECTION 5.4 Preparation of the S-4 Registration Statement and Proxy Statement; Preparation of the S-1
                         Registration Statement; Company Stockholders
                         Meeting                                            45
           SECTION 5.5   No Solicitation of Transactions by the Company     46
           SECTION 5.6   Letters of the Company's Accountants               47
           SECTION 5.7   Access to Information; Confidentiality             47
           SECTION 5.8   Reasonable Commercial Efforts                      49
           SECTION 5.9   Public Announcements                               50
           SECTION 5.10  Indemnification                                    50
           SECTION 5.11  Notification of Certain Matters                    51
           SECTION 5.12  Tax Treatment                                      52
           SECTION 5.13  Company Affiliates                                 52
           SECTION 5.14  SEC and Other Governmental Filings                 52
           SECTION 5.15  Related Transactions; Related Agreements           53
           SECTION 5.16  Emerald Media Option                               53
           SECTION 5.17  Tax Treatment of Related Transactions              54
           SECTION 5.18  Employee Benefit Plans.                            54
           SECTION 5.19  Optional Services Agreement.                       54

      ARTICLE 6          CONDITIONS TO CONSUMMATION OF THE MERGERS          54
           SECTION 6.1   Conditions to Each Party's Obligations to Effect
                         the Mergers                                        54
           SECTION 6.2   Conditions to the Obligations of the Company       55
           SECTION 6.3   Conditions to the Obligations of Playboy           57

      ARTICLE 7          TERMINATION; AMENDMENT; WAIVER                     59
           SECTION 7.1   Termination                                        59
           SECTION 7.2   Effect of Termination                              61
           SECTION 7.3   Procedure for Termination                          62
           SECTION 7.4   Amendment; Extension; Waiver                       62
           SECTION 7.5   Fees and Expenses                                  63

      ARTICLE 8          MISCELLANEOUS                                      63
           SECTION 8.1   Non-Survival of Representations, Warranties
                         and Agreements                                     63
           SECTION 8.2   Entire Agreement; Assignment                       63
           SECTION 8.3   Validity                                           64
           SECTION 8.4   Notices                                            64
           SECTION 8.5   Parties in Interest                                65
           SECTION 8.6   Severability                                       65
           SECTION 8.7   Specific Performance                               65
           SECTION 8.8   Brokers                                            65
           SECTION 8.9   Counterparts                                       65
           SECTION 8.10  Interpretation                                     65
           SECTION 8.11  Certain Definitions                                66
           SECTION 8.12  Governing Law and Venue                            67
           SECTION 8.13  Waiver of Jury Trial                               67

      EXHIBITS
      --------

      EXHIBIT A                  Transfer and Redemption Agreement
      EXHIBIT B                  Mandatory Services Agreement
      EXHIBIT C-1                Subco Non-Compete Agreement
      EXHIBIT C-2                Faherty Non-Compete Agreement


      SCHEDULES
      ---------
      SCHEDULE 3.2(a) Capitalization of the Company and the Company Subsidiaries; Company Option Holders
      SCHEDULE 3.2(b)    Company Liens on Capital Stock
      SCHEDULE 3.4(a)    Company Filed SEC Reports
      SCHEDULE 3.6       Company Consents and Approvals; Violations
      SCHEDULE 3.7       Company Defaults
      SCHEDULE 3.8       Company Undisclosed Liabilities; Absence of Changes
      SCHEDULE 3.9       Company Material Litigation
      SCHEDULE 3.11      Company Employees; Employee Benefit Plans
      SCHEDULE 3.14(a)   Library Pictures of the Company
      SCHEDULE 3.14(b)   Copyrights of the Company
      SCHEDULE 3.15(a)   Marks and Patents of the Company
      SCHEDULE 3.15(b) Liens and Litigation Relating to the Marks and Patents of the Company
      SCHEDULE 3.16(a)   Company Material Contracts
      SCHEDULE 3.16(b)   Company Defaults under Material Contracts
      SCHEDULE 3.17(a)   Permitted Title Encumbrances
      SCHEDULE 3.17(b)   Real Property Leases
      SCHEDULE 3.19      Company Financial Advisor Fees and Commissions
      SCHEDULE 3.21      Tangible Personal Property of the Company
      SCHEDULE 3.22      Insurance of the Company
      SCHEDULE 3.23      Transactions with Affiliates of the Company
      SCHEDULE 3.26      Company Transaction Fees and Expenses
      SCHEDULE 4.2(a)    Capitalization of Playboy and the Playboy Subsidiaries
      SCHEDULE 4.6       Playboy Consents and Approvals
      SCHEDULE 4.7       Playboy Defaults or Violations
      SCHEDULE 4.8       Playboy Undisclosed Liabilities; Absence of Changes
      SCHEDULE 4.9       Playboy Material Litigation
      SCHEDULE 5.13      Company Affiliates

                            TABLE OF DEFINED TERMS

                                                             Cross Reference
        Term                                                 in Agreement
        ----                                                 ------------

        Affiliate                                            Section 8.11
        Affiliate Letter                                     Section 5.13
        Aggregate Cash Consideration                         Section 2.3(a)
        Aggregate Company Option Consideration               Section 2.2(f)
        Agreement                                            Preamble
        Average Playboy Stock Price                          Section 2.2(d)
        Cash Consideration                                   Section 2.2(b)
        Certificate of Incorporation of the
          S Surviving Corporation                            Section 1.4(b)
        Certificates of Merger                               Section 1.2
        Claim                                                Section 5.10
        Closing                                              Section 1.2
        Closing Date                                         Section 1.2
        Code                                                 Recitals
        Commonly Controlled Entity                           Section 3.11(c)
        Company                                              Preamble
        Company Affiliate                                    Section 5.13
        Company Balance Sheet                                Section 3.17(a)
        Company Board                                        Section 3.3(a)
        Company Certificates                                 Section 2.3(b)
        Company Charter Documents                            Section 3.1(b)
        Company Common Stock                                 Section 3.2(a)
        Company Convertible Preferred                        Section 3.2(a)
        Company Filed SEC Reports                            Section 3.4(a)
        Company Financial Advisor                            Section 3.18
        Company Material Adverse Effect                      Section 3.1(a)
        Company Material Contracts                           Section 3.16(a)
        Company Option                                       Section 2.2(f)
        Company Options                                      Section 2.2(f)
        Company Option Holder                                Section 2.2(f)
        Company Permits                                      Section 3.10
        Company Plans                                        Section 3.11(a)
        Company Preferred Stock                              Section 3.2(a)
        Company SEC Reports                                  Section 3.4(a)
        Company Securities                                   Section 3.2(a)
        Company Stockholders Meeting                         Section 5.4(b)
        Company Stock Option Plans                           Section 8.11
        Company Subsidiaries                                 Section 3.1(a)
        Confidentiality Agreement                            Section 5.7(a)
        Control                                              Section 8.11
        Conversion Ratio                                     Section 2.2(c)
        DGCL                                                 Recitals
        Dissenting Shares                                    Section 2.3(j)
        Effective Time of the Mergers                        Section 1.2
        Environmental Claim                                  Section 3.12(a)
        Environmental Laws                                   Section 3.12(a)
        ERISA                                                Section 3.11(a)
        Excess Amount                                        Section 2.2(f)
        Exchange Act                                         Section 3.2(c)
        Exchange Agent                                       Section 2.3(a)
        Exchange Fund                                        Section 2.3(a)
        GAAP                                                 Section 3.4(a)
        Governmental Entity                                  Section 3.6
        Holdco                                               Preamble
        HSR Act                                              Section 5.8
        Indemnified Parties                                  Section 5.10(b)
        Investment Company Act                               Section 3.25
        Junior Preferred                                     Section 3.2(a)
        Leases                                               Section 3.17(a)
        Library Pictures                                     Section 8.11
        Liens                                                Section 3.2(b)
        Mandatory Services Agreement                         Recitals
        Mark                                                 Section 8.11
        Mergers                                              Recitals
        Merger Sub P                                         Preamble
        Merger Sub S                                         Preamble
        Merger Consideration                                 Section 2.2(b)
        NASDAQ                                               Section 5.9
        Newco Agreements                                     Section 8.11
        Newco Transactions                                   Section 5.15(b)
        New Playboy Class A Common Stock                     Section 4.2(b)
        New Playboy Class B Common Stock                     Section 4.2(b)
        New Playboy Common Stock                             Section 4.2(b)
        Non-Compete Agreements                               Recitals
        NYSE                                                 Section 2.2(d)
        Old Playboy Class A Common Stock                     Section 4.2(a)
        Old Playboy Class B Common Stock                     Section 4.2(a)
        Old Playboy Common Stock                             Section 4.2(a)
        Optional Services Agreement                          Recitals
        P Merger                                             Recitals
        P Surviving Corporation                              Section 1.1(a)
        Patent                                               Section 8.11
        Person                                               Section 8.11
        Playboy                                              Preamble
        Playboy Board                                        Section 4.3
        Playboy Charter Documents                            Section 4.1(b)
        Playboy Entities                                     Preamble
        Playboy Filed SEC Filings                            Section 4.4(a)
        Playboy Financial Advisor                            Section 4.12
        Playboy Material Adverse Effect                      Section 4.1(a)
        Playboy Option                                       Section 2.1(d)
        Playboy Options                                      Section 2.1(d)
        Playboy Permits                                      Section 4.10
        Playboy SEC Filings                                  Section 4.4(a)
        Playboy Securities                                   Section 4.2(a)
        Playboy Stock Option Plans                           Section 8.11
        Playboy Subsidiaries                                 Section 4.1(a)
        Preferred Certificate                                Section 2.2(h)
        Proxy Statement                                      Section 3.5(a)
        Qualified Transaction Proposal                       Section 5.5
        Redemption Ratio                                     Section 8.11
        Related Agreements                                   Recitals
        Related Transactions                                 Section 5.15(a)
        Restated Certificate of Incorporation                Section 1.4(a)
        S Merger                                             Recitals
        S Merger Securities                                  Section 2.3(a)
        S Surviving Corporation                              Section 1.1(b)
        S-1                                                  Section 3.5(b)
        S-4                                                  Section 3.5(a)
        Scheduled Marks and Patents                          Section 3.15(a)
        SEC                                                  Section 3.4(a)
        Securities Act                                       Section 3.4(a)
        Services Agreements                                  Recitals
        Stock Consideration                                  Section 2.2(b)
        Subco                                                Recitals
        Subco Common Stock                                   Section 2.2(b)
        Subco Consideration                                  Section 2.2(b)
        Subco Warrants                                       Section 2.2(b)
        Tangible Personal Property                           Section 3.21(a)
        Taxes                                                Section 3.13(c)
        Tax Returns                                          Section 3.13(c)
        Terminating Company Breach                           Section 7.1(e)
        Terminating Playboy Breach                           Section 7.1(f)
        Transaction Litigation                               Section 3.9
        Transaction Proposals                                Section 5.5
        Transfer and Redemption Agreement                    Recitals

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of May 29, 1998 (this "Agreement"), by and among Playboy Enterprises, Inc., a Delaware corporation ("Playboy"), New Playboy, Inc., a Delaware corporation and a wholly-owned subsidiary of Playboy ("Holdco"), Playboy Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Holdco ("Merger Sub P"), Spice Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Holdco ("Merger Sub S" and, together with Playboy, Holdco and Merger Sub P, the "Playboy Entities"), and Spice Entertainment Companies, Inc., a Delaware corporation (the "Company").

     WHEREAS, the respective boards of directors of Playboy, Holdco and Merger Sub P have approved this Agreement pursuant to which, among other things, Merger Sub P will be merged with and into Playboy (the "P Merger") on the terms and conditions contained herein and in accordance with the General Corporation Law of the State of Delaware (the "DGCL");

     WHEREAS, the respective boards of directors of Holdco, Merger Sub S and the Company have approved this Agreement pursuant to which, among other things, Merger Sub S will be merged with and into the Company (the "S Merger" and, together with the P Merger, the "Mergers") on the terms and conditions contained herein and in accordance with the DGCL;

     WHEREAS, the Playboy Entities and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and to prescribe various conditions to the Mergers;

     WHEREAS, pursuant to the Mergers, as part of the Merger Consideration, each holder of shares of Company Common Stock shall be entitled to receive Cash Consideration, Stock Consideration and Subco Consideration in exchange for each share of Company Common Stock held by such holder;

     WHEREAS, pursuant to the Mergers, as part of the Merger Consideration, each holder of shares of Company Convertible Preferred shall be entitled to receive Cash Consideration, Stock Consideration and Subco Consideration for each share of Company Convertible Preferred held by such holder as if such share had been converted into Company Common Stock immediately prior to the Effective Time of the Mergers;

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to the willingness of each of the Playboy Entities and the Company to enter into this Agreement, the Company and certain of the Company Subsidiaries have agreed to enter into, and to cause a to-be-formed Delaware corporation that shall be a wholly-owned subsidiary of the Company ("Subco"), to enter into, on or prior to the Closing Date, the Transfer and Redemption Agreement, a copy of which is attached hereto as Exhibit A (the "Transfer and Redemption Agreement"), the Satellite Services Agreement, a copy of which is attached hereto as Exhibit B (the "Mandatory Services Agreement"), and an Optional Services Agreement, referred to in Section 5.19, to be negotiated (the "Optional Services Agreement," and together with the Mandatory Services Agreement, "Services Agreements"); and

     WHEREAS, for Federal income tax purposes, the transactions contemplated by the Transfer and Redemption Agreement are intended to be treated as a redemption of Company Common Stock under Section 302(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Mergers are intended to qualify as exchanges under Section 351 of the Code;

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to the willingness of the Playboy Entities to enter into this Agreement, the Playboy Entities, the Company and J. Roger Faherty have agreed to enter into the non-competition agreements, in the forms attached hereto as Exhibits C-1 and C-2 (the "Non-Compete Agreements" and, collectively with the Transfer and Redemption Agreement, the Services Agreements, and all other agreements and documents included as exhibits to the foregoing or otherwise contemplated to be delivered thereunder or in connection with the closing of the transactions contemplated thereby, the "Related Agreements");

     NOW, THEREFORE, in consideration of the premises and representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Playboy Entities and the Company hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGERS

     SECTION 1.1 The Mergers. (a) Upon the terms and subject to the conditions of this Agreement, at the Effective Time of the Mergers and in accordance with the DGCL, Merger Sub P shall be merged with and into Playboy. Following the P Merger, the separate corporate existence of Merger Sub P shall cease and Playboy shall continue as the surviving corporation (the "P Surviving Corporation") and shall succeed to and assume all rights, properties, liabilities and obligations of Merger Sub P in accordance with the DGCL.

     (b) Upon the terms and subject to the conditions of this Agreement, at the Effective Time of the Mergers and in accordance with the DGCL, Merger Sub S shall be merged with and into the Company. Following the S Merger, the separate corporate existence of Merger Sub S shall cease and the Company shall continue as the surviving corporation (the "S Surviving Corporation") and shall succeed to and assume all rights, properties, liabilities and obligations of the Company in accordance with the DGCL.

     SECTION 1.2 Closing; Effective Time. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1 and subject to the satisfaction or waiver of the conditions set forth in Article 6, the closing of the Mergers (the "Closing") shall take place in New York City at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, as soon as practicable, but in no event later than 10:00 a.m. New York City time on the fifth Business Day after the date on which the conditions set forth in Article 6 have been satisfied or waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as the parties may mutually agree. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date". At the Closing, the parties shall cause to be filed with the Secretary of State of the State of Delaware such certificates of merger or other appropriate documents (such certificates and other documents being hereinafter referred to as the "Certificates of Merger") executed in accordance with the relevant provisions of the DGCL, and shall make all other filings, recordings or publications required by the DGCL in connection with the Mergers. Each of the Mergers shall become effective at the time specified in the Certificates of Merger, which specified time shall be the same in each Certificate of Merger (the time the Mergers become effective being the "Effective Time of the Mergers").

     SECTION 1.3 Effects of the Mergers. The Mergers shall have the effects set forth in Section 259 of the DGCL, the Certificates of Merger and this Agreement.

     SECTION 1.4 Certificate of Incorporation. (a) The Restated Certificate of Incorporation of Playboy, as in effect immediately prior to the Effective Time of the Mergers (the "Restated Certificate of Incorporation"), shall become, from and after the Effective Time of the Mergers, the certificate of incorporation of the P Surviving Corporation, until thereafter altered, amended or repealed as provided therein and in accordance with applicable law, except that the first article of such Restated Certificate of Incorporation shall be amended to read "THE NAME OF THE CORPORATION IS PLAYBOY ENTERPRISES INTERNATIONAL, INC."

          (b) The certificate of incorporation of the Company, as in effect immediately prior to the Effective Time of the Mergers (the "Certificate of Incorporation of the S Surviving Corporation"), shall become, from and after the Effective Time of the Mergers, the Certificate of Incorporation of the S Surviving Corporation, until thereafter altered, amended or repealed as provided therein and in accordance with applicable law.

     SECTION 1.5 By-laws. (a) The By-laws of Playboy, as in effect immediately prior to the Effective Time of the Mergers, shall become, from and after the Effective Time of the Mergers, the By-laws of the P Surviving Corporation, until thereafter altered, amended or repealed as provided therein, in the Restated Certificate of Incorporation of the P Surviving Corporation and in accordance with applicable law.

          (b) The By-laws of the Company, as in effect immediately prior to the Effective Time of the Mergers, shall become, from and after Effective Time of the Mergers, the By-laws of the S Surviving Corporation, until thereafter altered, amended or repealed as provided therein, in the Certificate of Incorporation of the S Surviving Corporation and in accordance with applicable law.

     SECTION 1.6 Directors. The directors of Playboy and Merger Sub S at the Effective Time of the Mergers shall be the directors of the P Surviving Corporation and the S Surviving Corporation, respectively, until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

     SECTION 1.7 Officers. The officers of Playboy and Merger Sub S at the Effective Time of the Mergers shall be the officers of the P Surviving Corporation and the S Surviving Corporation, respectively, until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.


                                    ARTICLE 2

                         CONVERSION OF CAPITAL STOCK OF
                          THE CONSTITUENT CORPORATIONS

     SECTION 2.1 P Merger. As of the Effective Time of the Mergers, by virtue of the P Merger and without any action on the part of the holder of any shares of Old Playboy Common Stock or any shares of capital stock of Merger Sub P:

          (a) Conversion of Capital Stock of Merger Sub P. Each share of common stock, par value $.01 per share, of Merger Sub P issued and outstanding immediately prior to the Effective Time of the Mergers shall be converted into one (1) fully paid and non-assessable share of common stock, par value $.01 per share, of the P Surviving Corporation.

          (b) Conversion of Old Playboy Class A Common Stock. Each share of Old Playboy Class A Common Stock issued and outstanding immediately prior to the Effective Time of the Mergers shall be converted into one (1) fully paid and nonassessable share of New Playboy Class A Common Stock. As of the Effective Time of the Mergers, all such shares of Old Playboy Class A Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist. As of the Effective Time of the Mergers, each certificate theretofore representing such shares of Old Playboy Class A Common Stock, without any action on the part of Holdco, Playboy, Merger Sub P or the holders thereof, shall be deemed to represent a number of shares of New Playboy Class A Common Stock equivalent to that number of shares of Old Playboy Class A Common Stock formerly represented by such certificate and shall cease to represent any rights in any shares of Old Playboy Class A Common Stock.

          (c) Conversion of Old Playboy Class B Common Stock. Each share of Old Playboy Class B Common Stock issued and outstanding immediately prior to the Effective Time of the Mergers shall be converted into one (1) fully paid and nonassessable share of New Playboy Class B Common Stock. As of the Effective Time of the Mergers, all such shares of Old Playboy Class B Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist. As of the Effective Time of the Mergers, each certificate theretofore representing such shares of Old Playboy Class B Common Stock, without any action on the part of Holdco, Playboy, Merger Sub P or the holders thereof, shall be deemed to represent a number of shares of New Playboy Class B Common Stock equivalent to that number of shares of Old Playboy Class B Common Stock formerly represented by such certificate and shall cease to represent any rights in any shares of Old Playboy Class B Common Stock.

          (d) Exchange of Playboy Options. (i) At the Effective Time of the Mergers, each holder of an issued and outstanding option exercisable for shares of either Old Playboy Class A Common Stock or Old Playboy Class B Common Stock (each a "Playboy Option" and, collectively, the "Playboy Options") will receive, by virtue of the P Merger and without any action on the part of the holder thereof, options exercisable for shares of New Playboy Class A Common Stock or New Playboy Class B Common Stock, respectively, with substantially similar terms and conditions as Playboy Options, immediately prior to the Effective Time of the Mergers.

               (ii) As of the Effective Time of the Mergers, Holdco shall enter into an assumption agreement with respect to each Playboy Option which shall provide for Holdco's assumption of the obligations of Playboy under the relevant Playboy Stock Option Plans (and any related agreement pursuant to which options may have been granted). Prior to the Effective Time of the Mergers, Playboy shall make such amendments, if any, to the Playboy Stock Option Plans as shall be necessary to permit such assumption in accordance with this Section 2.1(d).

               (iii) It is the intention of the Playboy Entities that, to the extent that ny of the Playboy Options constitutes an "incentive stock option" (within the meaning of Section 422 of the Code) immediately prior to the Effective Time of the Mergers, such Playboy Option shall continue to qualify as an incentive stock option to the maximum extent permitted by Section 422 of the Code, and that the assumption of the Playboy Option provided by this
Section 2.1 shall satisfy the conditions of Section 424(a) of the Code.

          (e) Conversion of Certain New Playboy Common Stock Held by Playboy. At the Effective Time of the Mergers, each share of New Playboy Common Stock held by Playboy shall be converted to the right to receive $1.00 per share payable to Playboy upon surrender of the certificate representing each such share of New Playboy Common Stock to Holdco, and no shares of stock or other securities of Holdco, or any other corporation shall be issuable, and no other payment or other consideration shall be made, with respect thereto.

          (f) Treasury Shares of Playboy. Each share of Old Playboy Common Stock held in treasury by Playboy immediately prior to the Effective Time of the Mergers shall, by virtue of the P Merger, be cancelled and retired and cease to exist, without any conversion thereof.

     SECTION 2.2 S Merger. As of the Effective Time of the Mergers, by virtue of the S Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of the capital stock of Merger Sub S:

          (a) Conversion of Capital Stock of Merger Sub S. Each share of common stock of Merger Sub S, par value $.01 per share, issued and outstanding immediately prior to the Effective Time of the Mergers shall be converted into one (1) fully paid and nonassessable share of common stock, par value $.01 per share, of the S Surviving Corporation.

          (b) Conversion of Company Common Stock. Each share of Company Common Stock (other than shares of Company Common Stock as to which dissenters' rights are exercised and perfected under Section 262 of the DGCL and Section 2.3(j) or are cancelled pursuant to Section 2.2(g)) issued and outstanding immediately prior to the Effective Time of the Mergers shall be converted into and
represent the right  to  receive  in  exchange   therefor  (X)  from  Holdco,
(i) the Cash Consideration (as defined below), and (ii) the number of fully paid and nonassessable shares of New Playboy Class B Common Stock equal to the Conversion Ratio (as such Conversion Ratio may be adjusted in accordance with Section 2.2(c)) (the "Stock Consideration"), and (Y) from the Company (as described in the Transfer and Redemption Agreement), (i) the number of fully paid and non-assessable shares of common stock of Subco, par value $.01 per share ("Subco Common Stock"), equal to the Redemption Ratio and (ii) warrants to purchase additional shares of Subco Common Stock (such warrants to be in such amounts and on such terms as shall be determined by the Company) (the "Subco Warrants", and together with the Subco Common Stock, the "Subco Consideration"), payable to the holder thereof, without, in the case of the Cash Consideration, interest thereon, upon surrender of the certificate representing such share of Company Common Stock to the S Surviving
 Corporation; provided, however, that each holder of Company Common Stock shall receive, in lieu of any fractional shares of New Playboy Class B Common Stock that such holder would otherwise receive pursuant to this Section 2.2(b), cash equal to the proportionate liquidation value of any such fractional shares pursuant to terms set forth in Section 2.3; and further provided, that in any event, if, between the date of this Agreement and the Effective Time of the Mergers, the outstanding shares of Old Playboy Class B Common Stock shall have been changed, reclassified or converted into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, conversion or exchange of shares, the Conversion Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, conversion or exchange of shares. The aggregate consideration provided to holders of Company Common Stock pursuant to this
Section 2.2(b) shall be referred to as the "Merger Consideration". At the Effective Time of the Mergers, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate which immediately prior to the Effective Time of the Mergers evidenced any such shares shall thereafter represent the right to receive, upon surrender of such certificate in accordance with the provisions of Section 2.3, the Merger Consideration into which such shares have been converted in accordance herewith. The holders of certificates previously evidencing shares of Company Common Stock outstanding immediately prior to the Effective Time of the Mergers shall cease to have any rights with respect thereto (including, without limitation, any rights to vote or to receive dividends and distributions in respect of such shares), except as otherwise provided herein or by law. For purposes of this Agreement, the term "Cash Consideration" shall mean $3.60.

          (c) Conversion Ratio. For purposes of this Agreement, the term "Conversion Ratio" shall mean 0.1371 or such number as may be calculated by the next succeeding sentence. In the event that the Average Playboy Stock Price is either less than $16.042 or greater than $20.988, the Conversion
Ratio shall be subject to adjustment as follows:

                    (i) if the Average Playboy Stock Price is less than $16.042, then the Conversion Ratio shall be equal to the quotient obtained by dividing $2.20 by the Average Playboy Stock Price; and

                    (ii) if the Average Playboy Stock Price is greater than $20.988, the Conversion Ratio shall be equal to the quotient obtained by dividing $2.88 by the Average Playboy Stock Price.

          (d) Average Playboy Stock Price. For purposes of this Agreement, the "Average Playboy Stock Price" shall mean the average of the reported closing sales prices per share of the Old Playboy Class B Common Stock quoted on the New York Stock Exchange (the "NYSE"), as reported by Bloomberg L.P., for the twenty
(20) consecutive trading days immediately preceding the fifth business day prior to the Effective Time of the Mergers; provided, however, that if the Old Playboy Class B Common Stock does not trade on any day in such period, the closing price per share for such day shall mean the average of the closing bid and asked prices of Old Playboy Class B Common Stock on such day.

          (e) Joint Press Release. Promptly after the close of trading on the NYSE on the twentieth day of the twenty trading days referred to in the immediately preceding paragraph, Playboy and the Company shall issue a joint press release, in a form approved by Playboy and the Company, publicly announcing the Conversion Ratio and the amount of the Cash Consideration.

          (f) Conversion of Options. (i) At the Effective Time of the Mergers, each outstanding option, warrant, call, subscription, stock appreciation right or other right or agreement obligating the Company to issue, transfer or sell shares of Company Common Stock (each a "Company Option" and, collectively, the "Company Options"), shall, subject to the agreement of the holder thereof (the "Company Option Holder"), be deemed to have been exercised and each such Company Option Holder shall receive from Holdco against surrender of the Company Option and in settlement and cancellation of each such Company Option, an amount of consideration per Company Option calculated as follows:

                    (A) if the exercise price of such Company Option is less than the Cash Consideration, (x) an amount of cash equal to the Cash Consideration less the exercise price of such Company Option, and (y) the Stock Consideration; and

                    (B) if the exercise price of such Company Option is greater than or equal to the Cash Consideration, an amount of shares of New Playboy Class B Common Stock equal to (x) the Stock Consideration less (y) the amount by which the exercise price of such Company Option exceeds the value of the Cash Consideration.

     Notwithstanding the foregoing, (1) if any Person holds Company Options, certain of which have an exercise price that is less than the aggregate Cash Consideration payable to such holder with respect to such Company Options and certain of which have an exercise price that is more than the aggregate Cash Consideration payable to such holder with respect to such Company Options, the aggregate exercise price of all of such Company Option Holder's Company Options shall first be applied to reduce the aggregate Cash Consideration payable to such holder pursuant to this Section 2.2(f) prior to the reduction, if any, of the Stock Consideration payable to such holder and (2) if the exercise price of a Company Option is greater than the aggregate Cash Consideration (such excess being referred to as the "Excess Amount"), the holder of such Company Option may elect to pay to the Company an amount equal to the Excess Amount in cash in order to receive the full amount of the Stock Consideration to which such holder is entitled pursuant to this Section 2.2(f) without any reduction thereof pursuant to clause (B) of this Section 2.2(f)(i).

                    (ii) In addition, each Company Option Holder shall receive from the Company with respect to each share of Company Common Stock subject to such Company Option against receipt of the Company Option, the number of fully paid and non-assessable shares of Subco Common Stock equal to the Redemption Ratio and such number of Subco Warrants to be issued in accordance with Section 2.2(b) with respect to each share of Company Common Stock. The aggregate consideration provided to all Company Option Holders pursuant to this
Section 2.2(f) shall be referred to as the "Aggregate Company Option Consideration".

                    (iii) With respect to those Company Option Holders who do not agree to the exercise of any Company Options, such Company Options shall, upon exercise thereof and against receipt of the Company Option, receive in settlement and cancellation therefor an amount of consideration calculated pursuant to clauses (i) and (ii) of this Section 2.2(f).

          (g) Treasury Shares. Each share of Company Common Stock and Company Convertible Preferred held in treasury by the Company and each share of Company Common Stock and Company Convertible Preferred owned by any of the Playboy Entities or any direct or indirect wholly-owned subsidiary of any of the Playboy Entities immediately prior to the Effective Time of the Mergers shall, by virtue of the S Merger and without any action on the part of the holder thereof, be cancelled and retired and cease to exist without any conversion thereof.

          (h) Conversion of Company Convertible Preferred. Each share of Company Convertible Preferred (other than shares of Company Convertible Preferred as to which dissenters' rights are exercised and perfected under
Section 262 of the DGCL and Section 2.3(j) or are cancelled pursuant to Section 2.2(g)) issued and outstanding immediately prior to the Effective Time of the Mergers shall be converted into and represent the right to receive in exchange therefor the amount of Merger Consideration pursuant to Section 2.2(b) as such holder would have been entitled to receive had such shares of Company Convertible Preferred been converted into shares of Company Common Stock immediately prior to the Effective Time of the Mergers.

    SECTION 2.3         Exchange of Certificates.

          (a) Exchange Agent. Prior to the Effective Time of the Mergers, Playboy shall appoint Harris Trust and Savings Bank to act as exchange agent in the Mergers (the "Exchange Agent") pursuant to an exchange agent agreement on terms reasonably satisfactory to each of Playboy and the Company, for purposes of effecting the exchange for the Merger Consideration. At the Effective Time of the Mergers, Holdco shall deposit with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock and Company Convertible Preferred, for exchange in accordance with this Article 2, through the Exchange Agent: (i) cash in the aggregate amount equal to the product of (x) the Cash Consideration multiplied by (y) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time of the Mergers (including such number of shares of Company Common Stock as the holders of Company Convertible Preferred would have been entitled to receive if such shares of Company Convertible Preferred had been converted into Company Common Stock immediately prior to the Effective Time of the Merger) (the "Aggregate Cash Consideration"), and (ii) certificates representing the aggregate number of shares of New Playboy Class B Common Stock as determined pursuant to Section 2.2 and (iii) cash in lieu of fractional shares pursuant to Section 2.3(e)(i). At the Effective Time of the Mergers, the Company shall deposit with the Exchange Agent, for the benefit of the holders of the shares of Company Common Stock and Company Convertible Preferred, for exchange in accordance with this Article 2, through the Exchange Agent, certificates representing shares of Subco Common Stock in an amount equal to the aggregate number of shares of Company Common Stock multiplied by the Redemption Ratio and certificates representing the Subco Warrants to be issued pursuant to Section 2.2(b). For purposes of this Agreement, the Cash Consideration, such shares of New Playboy Class B Common Stock, cash in lieu of fractional shares of New Playboy Class B Common Stock, such shares of Subco Common Stock, together with any dividends or distributions with respect thereto, and such Subco Warrants are hereinafter referred to as the "Exchange Fund" and such shares of New Playboy Class B Common Stock and Subco Common Stock and such Subco Warrants are hereinafter collectively referred to as the "S Merger Securities". The Exchange Agent shall, pursuant to irrevocable instructions, make the payments provided for in Section 2.2(b) out of the Exchange Fund. The Exchange Agent shall deliver the S Merger Securities out of the Exchange Fund as directed by Playboy or Holdco.

          (b) Exchange Procedures. Promptly after the Effective Time of the Mergers, Playboy or Holdco shall instruct the Exchange Agent to mail to each holder of record of (i) a certificate or certificates which immediately prior to the Effective Time of the Mergers represented outstanding shares of the Company Common Stock and (ii) a certificate or certificates which immediately prior to the Effective Time of the Mergers represented outstanding shares of Company Convertible Preferred (collectively, the "Company Certificates") (other than those holders who have exercised dissenters' rights pursuant to Section 262 of the DGCL and have not subsequently withdrawn or lost such rights) whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.2(b), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of the Company Certificates to the Exchange Agent and shall be in such form and have such other provisions as Playboy or Holdco may reasonably specify) and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for the Merger Consideration. Upon surrender of a Company Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as reasonably may be required by the Exchange Agent pursuant to such instructions, and acceptance thereof by the Exchange Agent, each holder of a Company Certificate shall be entitled to receive in exchange therefor, (A) the Cash Consideration that such holder has the right to receive pursuant to Section 2.2(b) or 2.2(h), (B) certificates representing the S Merger Securities that such holder has the right to receive pursuant to the provisions of this Article 2, (C) any dividends or other distributions to which such holder is entitled pursuant to Section 2.3(c) and (D) cash in respect of fractional shares of New Playboy Class B Common Stock as provided in Section 2.3(e)(i), and the Company Certificate so surrendered shall forthwith be cancelled. The Exchange Agent shall accept such Company Certificate upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time of the Mergers, there shall be no further transfer on the books and records of the Company or its transfer agent of Company Certificates, and if such Company Certificates are presented to the Company or its transfer agent for transfer, they shall be cancelled against delivery of the Cash Consideration, certificates representing the S Merger Securities and cash in respect of fractional shares of New Playboy Class B Common Stock. If any certificates for S Merger Securities are to be issued in a name other than that in which the Company Certificate surrendered for exchange is registered, it shall be a condition of such exchange that the Company Certificate so surrendered shall be properly endorsed, with the signature guaranteed, or otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Company or its transfer agent any transfer or other taxes required by reason of the issuance of certificates representing such S Merger Securities in the name other than that of the registered holder of the Company Certificate surrendered, or establish to the satisfaction of the Company or its transfer agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.3, each Company Certificate shall be deemed at any time after the Effective Time of the Mergers to represent only the right to receive upon such surrender the Cash Consideration, certificates representing the S Merger Securities to which such holder is entitled, cash in respect of fractional shares of New Playboy Class B Common Stock and other dividends, distributions or payments as contemplated by this Article 2 or to perfect such holder's right to receive payment for such holder's shares pursuant to Section 262 of the DGCL and
Section 2.3(j) hereof if such holder has validly exercised and not withdrawn or lost such holder's right to receive payment for such holder's shares pursuant to
Section 262 of the DGCL. Subject to applicable law, following surrender of any such Company Certificate, there shall be paid to the record holder thereof, the Cash Consideration and the certificates representing the shares of the S Merger Securities issued in exchange therefor, as well as, (x) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of New Playboy Class B Common Stock to which such holder is entitled pursuant to
Section 2.3(e)(i), (y) at the time of such surrender, the amount of dividends or other distributions or payments with a record date after the Effective Time of the Mergers theretofore paid with respect to such shares of S Merger Securities, and (z) at the appropriate payment date, the amount of dividends or other distributions or payments with a record date after the Effective Time of the Mergers but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of S Merger Securities. In no event shall Persons entitled to receive such dividends, distributions or payments be entitled to receive any interest thereon.

          (c) Distributions with Respect to Unexchanged Shares of Company Common Stock. No dividends or other distributions or payments declared or made after the Effective Time of the Mergers with respect to shares of New Playboy Class B Common Stock with a record date after the Effective Time of the Mergers shall be paid to the holder of any unsurrendered Company Certificate with respect to the shares of New Playboy Class B Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to this Section 2.3 until the holder of record of such Company Certificate shall surrender such Company Certificate.

          (d) Further Ownership Rights. The Cash Consideration and the S Merger Securities comprising the Merger Consideration issued upon the surrender for exchange of Company Certificates in accordance with the terms of this Article 2, together with any dividends, distributions or payments contemplated by Section 2.3(b) and any cash in lieu of fractional shares as contemplated by Section 2.3(e)(i), shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock or Company Convertible Preferred theretofore represented by such Company Certificates. If, after the Effective Time of the Mergers, Company Certificates are presented to the S Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this
Article 2.

          (e)  No  Fractional   Shares.  (i)  No  certificates  or  scrip
evidencing fractional shares of New Playboy Class B Common Stock shall be issued upon the surrender for exchange of the Company Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the S Surviving Corporation. In lieu of any such fractional share, each holder of shares of Company Common Stock or Company Convertible Preferred who would otherwise have been entitled to a fraction of a share of New Playboy Class B Common Stock upon surrender of Company Certificates for exchange shall be paid upon such surrender cash (without interest) in an amount equal to such fraction multiplied by the closing price per share of Old Playboy Class B Common Stock on the date of the Effective Time of the Mergers.

               (ii) No certificates or scrip evidencing fractional shares of Subco Common Stock or fractional Subco Warrants shall be issued upon the surrender for exchange of the Company Certificates, and such fractional interests will not entitle the owner thereof to vote or to any rights of a stockholder of Subco. In lieu of any such fractional share, any fractional interest of a share of Subco Common Stock or a Subco Warrant shall be rounded up to one (1) share of Subco Common Stock or one (1) Subco Warrant, respectively, and each holder of shares of Company Common Stock or Company Convertible Preferred who would otherwise have been entitled to a fraction of a share of Subco Common Stock upon surrender of Company Certificates for exchange shall be entitled to one (1) share of Subco Common Stock or one (1) Subco Warrant, respectively, on the date of the Effective Time of the Mergers.

          (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former stockholders of the Company for twelve months after the Effective Time of the Mergers shall be delivered to Playboy, upon demand, and any former stockholders of the Company who have not theretofore complied with this Article 2 shall thereafter look only to Playboy for payment of their claim for any Merger Consideration and any dividends or distributions or other payments with respect to Company Common Stock or any payments pursuant to Section 262 of the DGCL.

          (g) Withholding Rights. Playboy or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock, Company Convertible Preferred or Company Options such amounts as Playboy or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of applicable state, local or foreign tax law; provided, that (i) any such deduction and withholding shall first be made from the Cash Consideration payable to such holder and (ii) to the extent that the aggregate amount of such deduction and withholding exceeds the aggregate amount of the Cash Consideration payable to such holder, such deduction and withholding shall then be made from the Stock Consideration payable to such holder (except to the extent that such holder makes a cash payment to the Company to be applied to such deduction and withholding in lieu of deducting and withholding from the Stock Consideration). A schedule of deductions and withholdings pursuant to this Section 2.3(g) shall be prepared by the Company and delivered to Playboy for Playboy's review and comments; provided, that the final determination of such deductions and withholdings shall be made by Playboy. To the extent that amounts are so withheld by Playboy or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or Company Convertible Preferred in respect of which such deduction and withholding was made by the S Surviving Corporation or the Exchange Agent.

          (h) No Liability. None of the Playboy Entities, the Company, or the Exchange Agent shall be liable to any Person in respect of any Cash Consideration or the S Merger Securities comprising the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (i) Lost, Stolen or Destroyed Certificates. If any Company Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of New Playboy Class B Common Stock as may be required pursuant to Section 2.2; provided, however, that Playboy may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Playboy or the Exchange Agent with respect to the Company Certificate alleged to have been lost, stolen or destroyed.

          (j) Dissenters' Rights. Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock or Company Convertible Preferred outstanding immediately prior to the Effective Time of the Mergers held by a holder who has demanded and perfected the right, if any, for appraisal of those shares in accordance with the provisions of Section 262 of the DGCL and as of the Effective Time of the Mergers has not withdrawn or lost such right to such appraisal ("Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration pursuant to Section 2.2, but the holder shall only be entitled to such rights as are granted by the DGCL. If a holder of shares of Company Common Stock who demands appraisal of those shares under the DGCL shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the Effective Time of the Mergers or the occurrence of such event, whichever last occurs, those shares shall be converted into and represent only the right to receive the
Merger Consideration as provided in Section 2.2, without interest, upon compliance with the provisions, and subject to the limitations, of Section 2.3. The Company shall give Playboy (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock or Company Convertible Preferred, attempted withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders' rights of appraisal, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Playboy, voluntarily make any payment with respect to any demands for appraisal of Company Common Stock or Company Convertible Preferred, offer to settle or settle any such demands or approve any withdrawal of any such demands.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


     The Company hereby represents and warrants to the Playboy Entities as follows:

     SECTION 3.1 Organization and Qualification; Subsidiaries.

          (a) Each of the Company and each of the Persons in which the Company owns or controls, directly or indirectly, at least a fifty percent voting or economic interest (collectively, the "Company Subsidiaries") has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. For purposes of this Agreement, "Company Material Adverse Effect" means any change, event or effect (i) in, on or relating to the business of the Company and the Company Subsidiaries that is, or is reasonably likely to be, materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise), prospects or results of operations of the Company and the Company Subsidiaries taken as a whole, other than (A) any change or effect arising out of general economic conditions in the United States or (B) a change in the market price of the Company Common Stock not accompanied by one or more other changes, events or effects of the type described above in this clause (i); or (ii) that may prevent or materially delay the performance of this Agreement or the Related Agreements by the Company or any of the Company Subsidiaries or the consummation of the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions).

          (b) The copies of the Company's Certificate of Incorporation, as amended to the date hereof, and the Company's Amended and Restated By-laws, as amended to the date hereof (collectively, the "Company Charter Documents"), that are exhibits to the Company's annual report on Form 10-K for the year ended December 31, 1997, are complete and correct copies thereof. The Company Charter Documents and all comparable organizational documents of the Company Subsidiaries are in full force and effect.

     SECTION 3.2 Capitalization of the Company and its Subsidiaries.

          (a) The authorized  capital stock of the Company consists of
(i) 25,000,000 shares of common stock, par value $.01 per share ("Company Common Stock"), of which, as of April 30, 1998, approximately 11,666,438 shares were issued and outstanding, and (ii) 10,000,000 shares of preferred stock, par value $.01 per share (the "Company Preferred Stock"), 50,000 of which have been designated Convertible Preferred Stock Series 1997-A (the "Company Convertible Preferred") and 300,000 of which have been designated Series B Junior Participating Preferred Stock (the "Junior Preferred") and, of which, as of April 30, 1998, approximately 26,850 shares of Company Convertible Preferred were issued and outstanding and no shares of Junior Preferred were issued and outstanding. All of the issued and outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized, validly issued and are fully paid, nonassessable and free of preemptive rights. As of April 30, 1998, approximately 4,457,528 shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Options issued pursuant to the Company Stock Option Plans. Schedule 3.2(a) to this Agreement sets forth, as of the date hereof, (i) the Persons to whom Company Options have been granted, (ii) the exercise price for the Company Options held by each such Person and (iii) the number of vested and unvested Company Options. Except as disclosed in the Company Filed SEC Reports and as set forth on Schedule 3.2(a) to this Agreement, since April 1, 1998, no shares of the Company's capital stock have been issued other than pursuant to the exercise of Company Options already in existence on such date, and, since April 1, 1998, no stock options have been granted by the Company to any Person. Except as set forth above, as set forth on Schedule 3.2(a) to this Agreement, or as contemplated in the Related Transactions, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or any Company Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) no options, warrants or other rights to acquire from the Company or any Company Subsidiary, and no obligations of the Company or any Company Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, (iv) no equity equivalents, interests in the ownership or earnings of the Company or any Company Subsidiary or other similar rights (including stock appreciation rights) (the items listed in subclauses
(i), (ii), (iii) and (iv) being referred to, collectively, as "Company Securities") and (v) no obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Company Securities. Except as set forth on Schedule 3.2(a) to this Agreement, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company.

          (b) Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or a Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, limitations on voting rights, charges and other encumbrances of any nature whatsoever (collectively, "Liens"), except as set forth on Schedule 3.2(b) to this Agreement or where failure to own such shares free and clear could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in or make any other investment (in the form of a loan, capital contribution of otherwise) in any Company Subsidiary or any other Person.

          (c) The Company Common Stock constitutes the only class of securities of the Company or any Company Subsidiary registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     SECTION 3.3 Authority Relative to this Agreement; Board Action.

          (a) The  Company  has,  or will have,  all  necessary  corporate power and authority to execute and deliver this Agreement and the Related Agreements to which it is a party and to consummate the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions). The execution and delivery of this Agreement and the Related Agreements to which it is a party and the consummation of the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions) have been duly and unanimously approved by the board of directors of the Company (the "Company Board"), and no other corporate proceedings on the part of the Company are, or will be, necessary to authorize this Agreement or the Related Agreements to which it is a party or to consummate the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions) (other than, with respect to the Mergers, the approval and adoption of this Agreement by the holders of a majority of the then outstanding shares of Company Common Stock). This Agreement and the Related Agreements to which it is a party have been, or will be, assuming the due authorization, execution and delivery of the same by each of the other parties hereto or thereto, duly and validly executed and delivered by the Company constitute, or will constitute, valid, legal and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and
(ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

          (b) The Company Board has recommended that the stockholders of the Company approve and adopt this Agreement.

     SECTION 3.4 SEC Filings; Financial Statements.

          (a) Since December 31, 1994, the Company has filed all forms, reports and documents (including all exhibits thereto) (the "Company SEC Reports") required to be filed with the Securities and Exchange Commission (the "SEC") each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed other than as set forth on Schedule 3.4(a). The Company has heretofore delivered to or made available to Playboy, in the form filed with the SEC (including any amendments and all exhibits thereto) the following (the "Company Filed SEC Reports"): (i) its Annual Reports on Form 10-K for each of the fiscal years ended December 31, 1995, December 31, 1996, and December 31, 1997, (ii) all definitive proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since December 31, 1994 and prior to the date of this Agreement and (iii) all other reports or registration statements filed prior to the date of this Agreement by the Company with the SEC since December 31, 1994 (other than reports on Form 10-Q or on Form 8-K filed before May 15, 1998). None of the Company SEC Reports contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included or incorporated by reference in the Company SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and all of such financial statements fairly present, in all material respects, in conformity with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated in the notes thereto and except that the unaudited financial statements may not include all notes thereto required by
GAAP),  the  consolidated  financial  position  of the  Company  and the Company
Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments), except as set forth on Schedule 3.4(a). Since March 31, 1998, there has not been any change, or any application or request for any change, by the Company or any Company Subsidiary in accounting principles, methods or policies for financial accounting or tax purposes.

          (b) The Company has heretofore made available to Playboy a complete and correct copy of any material amendments or modifications, which have not yet been filed with the SEC, to agreements, documents or other instruments which prior to the date of this Agreement had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

     SECTION 3.5 Information Supplied.

          (a) None of the information supplied or to be supplied by the Company concerning the Company, Subco or the Company Subsidiaries for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Playboy in connection with the issuance of shares of New Playboy Class B Common Stock in the Mergers and the prospectus contained therein (the "S-4") will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the proxy statement, including the prospectus referred to in clause (i) above, relating to the Company Stockholders Meeting to be held in connection with the transactions contemplated by this Agreement and the Related Agreements (the "Proxy Statement") will, at the date mailed to stockholders and at the time of the Company Stockholders Meeting to be held in connection with such transactions, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time of the Mergers, any event with respect to the Company, the Company Subsidiaries or any of their respective officers and directors should occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Proxy Statement, the Company shall promptly so advise Playboy and such event shall be so described, and such amendment or supplement (which Playboy shall have a reasonable opportunity to review and comment upon) shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The Proxy Statement, insofar as it relates to the Company Stockholders Meeting to vote on the Mergers and, if necessary, the Related Transactions, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by any of the Playboy Entities which is contained or incorporated by reference in, or furnished in connection with the preparation of, the S-4 or the Proxy Statement.

          (b) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the registration statement on Form S-1, or any other appropriate form, to be filed with the SEC by the Company in connection with the registration of shares of Subco (the "S-1") will, at the time the S-1 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. If at any time prior to the Effective Time of the Mergers, any event with respect to the Company, the Company Subsidiaries, Subco or any of their respective officers and directors should occur which is required to be described in an amendment of, or a supplement to, the S-1, the Company shall promptly so advise Playboy and such event shall be so described, and such amendment or supplement (which Playboy shall have a reasonable opportunity to review and approve) shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company.

     SECTION 3.6 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the filing and recordation of the Certificates of Merger as required by the DGCL, or as set forth on Schedule 3.6 to this Agreement, no filing, registration or submission with or notice to, and no permit, authorization, consent or approval of or with, any court or tribunal or administrative, governmental or regulatory body, agency or authority (each a "Governmental Entity") is, or will be, necessary for the execution and delivery by the Company of this Agreement or the Related Agreements to which the Company is a party, or the consummation by the Company of the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions), except consents or approvals the failure of which to obtain could not reasonably be expected to have a Company Material Adverse Effect. Except as set forth on Schedule 3.6 to this Agreement, no consent or approval of any third party is, or will be, necessary for the execution and delivery by the Company of this Agreement or the Related Agreements to which the Company or any of the Company Subsidiaries is a party or the consummation by the Company of the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions). Except as set forth on Schedule 3.6 to this Agreement, none of the execution, delivery and performance by the Company of this Agreement or the Related Agreements to which the Company or any of the Company Subsidiaries is a party, or the consummation by the Company or any of the Company Subsidiaries of the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions) will (a) conflict with or result in any breach of any provision of the Company Charter Documents or any comparable organizational document of any Company Subsidiary, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (c) assuming that all consents, permits, approvals, authorizations and other actions described in the preceding sentence have been obtained and all filings described in the preceding sentence have been made, violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets, except in the case of clause (b) or (c) for violations, breaches or defaults which could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 3.7 No Default. Except as set forth on Schedule 3.7 to this Agreement, none of the Company or any Company Subsidiary is in default or violation (and no event has occurred which with due notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) the Company Charter Documents or comparable organizational documents of any Company Subsidiary, (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any Company Subsidiary is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company, any Company Subsidiary or any of their respective properties or assets, except in the case of clause (ii) or (iii) for violations, breaches or defaults that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 3.8 No Undisclosed Liabilities; Absence of Changes. Except as and to the extent disclosed in the Company Filed SEC Reports or on Schedule 3.8 to this Agreement, as of March 31, 1998, neither the Company nor any Company Subsidiary had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would be required by GAAP to be reflected in, reserved against or otherwise described in the consolidated balance sheet of the Company (including the notes thereto) as of such date or which could reasonably be expected to have a Company Material Adverse Effect. Except as disclosed by the Company in the Company Filed SEC Reports or on Schedule 3.8 to this Agreement, since March 31, 1998, the business of the Company and the Company Subsidiaries has been carried on only in the ordinary and usual course and in a manner consistent with past practice, neither the Company nor any Company Subsidiary has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise and whether due or to become due or asserted or unasserted, which could reasonably be expected to have, and there have been no events, changes or effects with respect to the Company or any Company Subsidiary having or which could reasonably be expected to have, a Company Material Adverse Effect. Except as disclosed in the Company Filed SEC Reports or on Schedule 3.8 to this Agreement, since March 31, 1998, there has not been (i) any material change by the Company in its accounting methods, principles or practices, (ii) any declaration, setting aside or payment of any dividend or distribution in respect of shares of the capital stock of the Company or any redemption, purchase or other acquisition of any of the Company Securities or (iii) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Company or any Company Subsidiary except in the ordinary course of business consistent with past practice or except as required by applicable law.

     SECTION 3.9 Litigation. Except as disclosed in the Company Filed SEC Reports or on Schedule 3.9, 3.14(b) or 3.15(b) to this Agreement, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary or any of their respective properties or assets which (a) if adversely determined, could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, or (b) questions the validity of this Agreement or any of the Related Agreements or any action to be taken by the Company in connection with the consummation of the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions) or could otherwise prevent or delay the consummation of such transactions (any suit, claim, action, proceeding or investigation described in this clause (b) being herein referred to as "Transaction Litigation"). Except as disclosed by the Company, neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree which, to the knowledge of the Company or any Company Subsidiary, could reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.10 Compliance with Applicable Law. Except as disclosed in the Company Filed SEC Reports, the Company and all Company Subsidiaries have made or have obtained and hold all registrations, filings, submissions, certificates, determinations, permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (collectively, the "Company Permits"), except where the failure to obtain any such Company permit would not have a Company Material
Adverse  Effect.  Except as  disclosed  in the Company  Filed SEC  Reports,  the
Company and all Company Subsidiaries are in compliance, in all material respects, with the terms of the Company Permits. To the knowledge of the Company, no material deficiencies have been asserted by any Governmental Entity with respect to such registrations, filings or submissions. Except as disclosed by the Company in the Company Filed SEC Reports, the businesses of the Company and the Company Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity and except for violations or possible violations which could not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in the Company Filed SEC Reports, no material investigation or review by any Governmental Entity with respect to the Company or any Company Subsidiary is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same.

     SECTION 3.11 Employees; Employee Plans.

          (a) Schedule 3.11 to this Agreement contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, multiemployer plans within the meaning of ERISA
Section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, welfare benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or the Related Agreements or otherwise), whether formal or informal, oral or written, under which any employee or former employee of the Company or any Company Subsidiary has any present or future right to benefits or under which the Company has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plans".

          (b) With respect to each Company Plan, the Company has delivered or made available to Playboy a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable; (iii) any summary plan description and other written communications (or a description of any oral communications) by the Company or any Company Subsidiary to its employees concerning the extent of the benefits provided under a Company Plan; and (iv) for the three most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports and (D) attorneys' response or responses to an auditor's request for information.

          (c)  Except as  disclosed  on  Schedule  3.11 to this  Agreement,
(i) each Company Plan has been established and administered in all material respects (A) in accordance with its terms, and (B) in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (ii) each Company Plan which is intended to be qualified within the meaning of Code Section 401(a) is so qualified and has received a favorable determination letter as to its qualification, and, to the Company's knowledge, nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (iii) for each Company Plan that is a "welfare plan" within the meaning of ERISA Section 3(1), neither the Company nor any Company Subsidiary has nor will have any material liability or obligation under any plan which provides medical or death benefits with respect to current or former employees of the Company beyond their termination of employment (other than coverage mandated by law); (iv) to the Company's knowledge, no event has occurred and no condition exists that would subject the Company, either directly or by reason of its affiliation with any Commonly Controlled Entity (as defined below), to any material tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations; (v) for each Company Plan with respect to which a Form 5500 has been filed, no change has occurred with respect to the matters covered by the most recent Form since the date thereof other than such change as would not be reasonably likely to result in a material liability to the Company; and (vi) no "reportable event" (as such term is defined in ERISA Section 4043), "prohibited transaction" (as such term is defined in ERISA Section 406 and Code Section
4975) or  "accumulated  funding  deficiency"  (as such term is  defined in ERISA
Section 302 and Code Section 412 (whether or not waived)) has occurred with respect to any Company Plan. For the purposes of this Section 3.11, "Commonly Controlled Entity" means any entity (whether or not incorporated) other than the Company that, together with the Company, is or was a member of a controlled group of corporations or organizations within the meaning of Section 414(b) of the Code, of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code, or of an affiliated service group within the meaning of Section 414(m) of the Code.

          (d) Except as disclosed on Schedule 3.11 to this Agreement, with respect to each Company Plan that is not a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA but is subject to Title IV of ERISA, no material adverse change has occurred subsequent to the most recent actuarial valuation report.

          (e) Except as disclosed on Schedule 3.11 to this Agreement, with respect to any multiemployer plan (within the meaning of ERISA Section 4001(a)(3)) to which the Company or any Commonly Controlled Entity has any liability or contributes (or has contributed or had an obligation to contribute within the past five years): (i) no Commonly Controlled Entity has incurred within the past five years any withdrawal liability under Title IV of ERISA or would be subject to such liability if, as of the date of the Closing, any Commonly Controlled Entity were to engage in a complete withdrawal (as defined in ERISA section 4203) or partial withdrawal (as defined in ERISA section 4205) from any such multiemployer plan; and (ii) no such multiemployer plan is in reorganization or insolvent (as those terms are defined in ERISA sections 4241 and 4245, respectively).

          (f) Except as disclosed on Schedule 3.11 to this Agreement or as would not be reasonably likely to result in a material liability to the Company, with respect to any Company Plan that is not a multiemployer plan within the meaning of section 4001(a)(3) of ERISA, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened, (ii) no facts or circumstances exist that could give rise to any such actions, suits or claims, and (iii) no written or oral communication has been received from the PBGC in respect of any Company Plan subject to Title IV of ERISA concerning the funded status of any such plan or any transfer of assets and liabilities from any such plan in connection with the transactions contemplated herein.

          (g) Except as disclosed on Schedule 3.11 to this Agreement, no Company Plan exists that could result in the payment to any present or former employee of the Company or any Company Subsidiary of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of the Company or any Company Subsidiary as a result of the transactions contemplated by this Agreement whether or not such payment would constitute a parachute payment within the meaning of Code section 280G.

          (h) Except as disclosed on Schedule 3.11 to this Agreement, neither the Company nor any Company Subsidiary is a party to any collective bargaining or other labor union contract applicable to employees of the Company or any Company Subsidiary and no collective bargaining agreement or other labor union contract is being negotiated by the Company or any Company Subsidiary. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against the Company or any Company Subsidiary pending or threatened in writing which will materially interfere with the respective business activities of the Company or any Company Subsidiary. As of the date of this Agreement, none among the Company, any Company Subsidiary, or their respective representatives or employees, has committed within the past five years any unfair labor practices in connection with the operation of the respective businesses of the Company or any Company Subsidiary, and there is no charge or complaint against the Company or any Company Subsidiary by the National Labor Relations Board or any comparable state or foreign agency pending or threatened in writing.

          (i) Except as disclosed on Schedule 3.11 to this Agreement, as of the Effective Time of the Mergers, none among the Company or the Company Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act, as it may be amended from time to time, and, to the Company's knowledge, within the 90-day period immediately following the Effective Time of the Mergers will not incur any such liability or obligation if, during such 90-day period, only terminations of employment in the normal course of operations occur.

     SECTION 3.12 Environmental Laws and Regulations.

          (a) Except as disclosed in the Company Filed SEC Reports, (i) each of the Company and each Company Subsidiary is in compliance, in all material respects, with all applicable federal, state and local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), which compliance includes, but is not limited to, the possession by the Company and the Company Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Company nor any Company Subsidiary has received written notice of, or, to the knowledge of the Company, is the subject of, any material action, cause of action, claim, investigation, demand or notice by any Person or entity alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim"); and (iii) to the knowledge of the Company, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

          (b) Except as disclosed in the Company Filed SEC Reports, to the knowledge of the Company, there are no material Environmental Claims that
are  pending  or  threatened   against  any  Person  whose   liability  for  any
Environmental Claim the Company or any Company Subsidiary has or may have retained or assumed either contractually or by operation of law.

     SECTION 3.13 Tax Matters. (a) The Company and each Company Subsidiary have timely filed (or have had timely filed on their behalf), or will timely file or cause to be timely filed, all material Tax Returns required by applicable law to be filed by or with respect to any of them prior to or as of the Effective Time of the Mergers. All such Tax Returns are, or will be at the time of filing, true, correct and complete in all material respects.

          (b) The Company and each Company Subsidiary have paid (or have had paid on their behalf), or where payment is not yet due have established (or have had established on their behalf) or will establish or cause to be established, on or prior to the Effective Time of the Mergers, an adequate accrual for the payment of, all material Taxes due with respect to any period ending prior to or as of the Effective Time of the Mergers.

          (c) For purposes of this Agreement, the following terms shall have the following meanings:

               (i) "Taxes" shall mean all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto.

          (ii) "Tax Returns" shall mean all federal, state, local and foreign returns, declarations, statements, reports, schedules, forms and information returns and any amended returns relating to Taxes.

     SECTION 3.14 Library Rights. (a) Schedule 3.14(a) sets forth a list of all Library Pictures, which is true and complete in all material respects. The
Company or one or more of the Company Subsidiaries owns, is licensed or otherwise possesses any part or all of the copyrights therein or otherwise has exploitative rights in the Library Pictures in the territories, for the terms and in the forms of media reflected in Schedule 3.14(a).

          (b) Schedule 3.14(b) sets forth a true and complete list in all material respects of the following information as of the date hereof with respect to copyrights registered (or for which application for registration has been filed) with the United States Copyright Office relating to the Library Pictures owned by the Company or any of the Company Subsidiaries: (i) owner(s) of record; (ii) year of copyright registration (or filing date of the application for registration if registration is not yet complete) and, if applicable, renewal; and (iii) copyright registration numbers and, if applicable, renewal numbers. All copyrights owned by the Company or the Company Subsidiaries with respect to the Library Pictures have been duly registered or applied for, as the case may be, in the United States Copyright Office and are valid and subsisting in the United States, except where the failure to be so valid and subsisting would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. With respect to all of the Library Pictures as to which rights of exploitation have been licensed to the Company or any of the Company Subsidiaries, (x) to the best of the Company's knowledge, the Person granting the respective license thereof to the Company or any of the Company Subsidiaries holds or has applied for, as the case may be, a duly registered copyright on such Library Picture and (y) to the best of the Company's knowledge, all of the copyrights referred to in clause (x) above are valid and subsisting, except where the failure to be so valid and subsisting would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There are no Liens or lawsuits, whether pending or, to the best of the Company's knowledge, threatened, involving or against any of the copyrights identified on Schedule 3.14(b) which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the best knowledge of the Company and the Company Subsidiaries, there are no registrations for copyright that conflict with the copyrights identified in
Schedule 3.14(b), nor any infringement or potential infringement of such copyrights by a third party, nor third party claims against such copyrights which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the best knowledge of the Company and the Company Subsidiaries, none of the Library Pictures is in the public domain in the United States.

     SECTION 3.15 Marks and Patents. (a) Each Mark and each Patent that currently is registered or applied for in the United States Patent and Trademark Office or other similar office in any foreign jurisdiction and owned by the Company or a Company Subsidiary is identified in Schedule 3.15(a) (the "Scheduled Marks and Patents"). All Scheduled Marks and Patents are valid and subsisting except where the failure to be so valid and subsisting, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Other than as set forth in Schedule 3.15(a), the Company and the Company Subsidiaries own or license all Marks and Patents used in connection with the Company's business.

          (b) Except as set forth on Schedule 3.15(b) or as would not reasonably be expected to have a Company Material Adverse Effect, there are no Liens or lawsuits, whether pending or, to the best of the Company's knowledge, threatened, involving or against any of the Scheduled Marks and Patents. To the best knowledge of the Company and the Company Subsidiaries, there are no Marks or Patents that infringe on the Scheduled Marks and Patents or third party claims against the Scheduled Marks and Patents which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.16 Material Contracts.

          (a) Set forth on Schedule 3.16(a) is a correct and complete list of each of the following contracts and agreements (and all amendments, modifications and supplements thereto and all related letters to which the Company is a party affecting the obligations of any party thereunder) to which the Company or any Company Subsidiaries is a party or by which any of its or their properties or assets are bound, true and correct copies of which have been delivered or otherwise made available to Playboy: (i) each employment, consulting, non-competition, severance, golden parachute or indemnification contract (including, without limitation, any contract to which the Company is a party involving employees of the Company) which contemplates payments equal to or in excess of $50,000; (ii) each licensing (including each license, sublicense or other agreement under which the Company or any of the Company Subsidiaries is either licensor or licensee of any Marks or Patents), production, output, merchandising, distribution, affiliation or service agreement, except for licensing agreements (x) no one of which contemplates payments of more than $2,000 and (y) for which payments do not, in the aggregate, exceed $100,000;
(iii) contracts granting a right of first refusal or first negotiation; (iv) each partnership or joint venture agreement; (v) each agreement for the acquisition, sale or lease of properties or assets of the Company (by merger, purchase or sale of assets or stock or otherwise) in which the aggregate amount to be paid or received by the Company and the Company Subsidiaries is equal to or in excess of $50,000; (vi) each material contract or agreement with any Governmental Entity; (vii) each agreement relating to indebtedness of the Company or any Company Subsidiary or guarantees of indebtedness by the Company or any Company Subsidiary in excess of $50,000; (viii) each noncompetition, exclusivity or other agreement restricting the ability of the Company or any Company Subsidiary to operate its business as now, or contemplated to be, conducted, except for any such agreement which could not reasonably be expected to have a Company Material Adverse Effect; (ix) each material agreement between the Company and any of its officers, its directors, holders of 5% of the outstanding Company Common Stock or other Affiliates of the Company or any Company Subsidiary; and (x) all commitments and agreements to enter into any of the foregoing, or, with respect to affiliation agreements, all material commitments and agreements to enter into any affiliation agreements (collectively, the "Company Material Contracts").

          (b) Except as set forth on Schedule 3.16(b) to this Agreement:

               (i) Each Company Material Contract is in full force and effect and there is no default under any Company Material Contract either by the Company or, to the knowledge of the Company, by any other party thereto, except as set forth on Schedule 3.7, 3.9 or 3.15(b), and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or, to the knowledge of the Company, any other party, in any such case in which such default or event could reasonably be expected to have a Company Material Adverse Effect.

               (ii) No party to any such Company Material Contract has given notice to the Company of or made a claim against the Company with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.17 Title to Properties; Real Estate. (a) The Company and each Company Subsidiary has valid leasehold title to all real property leased by it, and good title to its owned properties and assets, tangible and intangible, including, without limitation, the properties and assets reflected in the December 31, 1997 balance sheet previously delivered to Playboy (the "Company Balance Sheet") (except personal properties since sold or otherwise disposed of in the ordinary course of business and except for personal properties and assets not material to the operation of its business), free and clear of all Liens whatsoever, except as set forth on Schedule 3.17(a) to this Agreement or (i) as reflected in the Company Balance Sheet, (ii) Liens in respect of pledges or deposits under workmen's compensation, unemployment insurance, social security and pubic liability laws and other similar legislation, (iii) Liens imposed by law, such as carriers', warehousemen's or mechanics' liens incurred in good faith in the ordinary course of business, (iv) Liens for taxes not yet due and payable, and (v) such imperfections of title and other Liens, if any, which do not individually or in the aggregate materially interfere with the value or the use of such properties or assets or otherwise could not reasonably be expected to have a Company Material Adverse Effect. The Company does not own any real property.

          (b) The Company has previously made available to Playboy correct and complete copies of all leases or agreements under which the Company or any Company Subsidiary is lessee of, or holds or operates, any real property owned by any third party which is material to the operation of its business, which leases are set forth on Schedule 3.17(b) to this Agreement (the "Leases"). The Leases have not been modified or amended (orally or in writing) except as set forth on Schedule 3.17(b). The Leases are in full force and effect and neither the Company nor any Company Subsidiary is in default under the terms of any such lease or agreement. The Company or the applicable Company Subsidiary and, to the knowledge of the Company, each lessor, have in all material respects performed all the obligations required to be performed by it or them to date under the Leases. The Company or any applicable Company Subsidiary has not given any notice of default to any lessor under the Leases and, to the knowledge of the Company or the applicable Company Subsidiary, there are no defaults by any lessor under the Leases.

          (c) All structures and other improvements located on such real property are in sufficient condition to enable the Company to conduct its business as now being conducted.

     SECTION 3.18 Opinion of Financial Advisor. Furman Selz LLC (the "Company Financial Advisor") has delivered to the Company its opinion to the effect that, as of the date of this Agreement, the Cash Consideration and Stock Consideration is fair to the Company's stockholders from a financial point of view, which opinion has been confirmed in writing and accompanied by an authorization to include a copy of such opinion in the Proxy Statement. The Company has delivered a signed copy of such written opinion to Playboy.

     SECTION 3.19 Brokers. Except as set forth on Schedule 3.19 to this Agreement, no broker, finder or investment banker other than the Company Financial Advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Mergers or the other transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Related Transactions) based upon arrangements made by or on behalf of the Company. The Company has heretofore made available to Playboy a complete and correct copy of all agreements between the Company and the Company Financial Advisor pursuant to which the Company Financial Advisor would be entitled to any payment relating to the Mergers or such other transactions.

     SECTION 3.20 Vote Required. The affirmative vote of at least a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary (under applicable law or otherwise) to approve this Agreement and the Related Agreements and the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions).

     SECTION 3.21 Tangible Personal Property. (a) The machinery, equipment, furniture, fixtures and other tangible personal property ("Tangible Personal Property") owned, leased or used by the Company or any of the Company Subsidiaries (including, without limitation, the Company's studio and uplinking facilities and assets) is in the aggregate sufficient and adequate to carry on their respective businesses as currently conducted and is, in the aggregate, in good operating condition and repair, normal "wear and tear" excepted.

     SECTION 3.22 Insurance. Schedule 3.22 to this Agreement sets forth a list of all policies or binders of fire, liability, workmen's compensation or other insurance held by or on behalf of the Company or any of the Company Subsidiaries (specifying the insurer, the policy number or covering note number with respect to binders). Correct and complete copies of such policies or binders have been delivered or made available to Playboy. None of the Company or any of the Company Subsidiaries (i) is in default with respect to any material provision contained in any such policy or binder, or (ii) has received a notice of cancellation or non-renewal of any such policy or binder. All of such insurance is in full force and effect and all premiums due and payable thereon have been paid.

     SECTION 3.23 Transactions with Affiliates . Except as set forth on Schedule
3.23 to this Agreement or the Company SEC Reports, since April 1, 1998, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

     SECTION 3.24 Corporate Records. The minute books of the Company and each of the Company Subsidiaries heretofore have been made available to Playboy for its inspection and contain true and complete, in all material respects, records of all meetings and consents in lieu of meetings of the Company Board (or any committee of the Company Board), stockholders of the Company and the board of directors of each of the Company Subsidiaries.

     SECTION 3.25 Investment Company Act. Neither the Company nor any of the Company Subsidiaries is an "investment company" or to the Company's knowledge a company "controlled" by, or an "affiliated company" with respect to, an "investment company" required to register under the Investment Company Act of 1940, as amended (the "Investment Company Act").

     SECTION 3.26 Transaction Fees and Expenses. Set forth on Schedule 3.26 is a correct and complete list of all fees and expenses paid by the Company, the Company Subsidiaries and Subco in connection with the transactions contemplated by this Agreement and by the Related Agreements as of the date of this Agreement.


                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                             OF THE PLAYBOY ENTITIES

     The Playboy Entities, jointly and severally, hereby represent and warrant to the Company as follows:

     SECTION 4.1 Organization and Qualification; Subsidiaries.

          (a) Each of Playboy and each of the Persons in which Playboy owns or controls directly or indirectly at least a fifty percent voting or economic interest (collectively, the "Playboy Subsidiaries"), has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals could not reasonably be expected to have, individually or in the aggregate, a Playboy Material Adverse Effect (as defined below). Each of Playboy and the Playboy Subsidiaries is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Playboy Material Adverse Effect. For purposes of this Agreement, "Playboy Material Adverse Effect" means any change, event or effect
(i) in, on or relating to the business of Playboy and the Playboy Subsidiaries that is, or is reasonably likely to be, materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise), prospects or results of operations of Playboy and the Playboy Subsidiaries taken as a whole, other than (A) any change or effect arising out of general economic conditions in the United States or (B) a change in the market price of the Old Playboy Class B Common Stock not accompanied by one or more other changes, events or effects of the type described above in this clause (i); or (ii) that may prevent or materially delay the performance of this Agreement or the Related Agreements by any of the Playboy Entities or the consummation of the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions).

          (b) The copies of Playboy's Certificate of Incorporation and By-laws (collectively, the "Playboy Charter Documents") that are set forth as Exhibits to Playboy's Transitional Report on Form 10-K dated December 31, 1997, and the Certificate of Incorporation and By-laws of Holdco, Merger Sub P and Merger Sub S in the forms previously delivered to the Company, are complete and correct copies thereof. The Playboy Charter Documents and all comparable organizational documents of the Playboy Subsidiaries are in full force and effect. Playboy is not in violation of any of the provisions of the Playboy Charter Documents. Simultaneously with the Closing, Holdco will amend its Certificate of Incorporation to change its name to "Playboy Enterprises, Inc."

     SECTION 4.2 Capitalization of Playboy and its Subsidiaries.

          (a) The  authorized  capital  stock of Playboy  consists  of
(i) 7,500,000 shares of Playboy Class A Common Stock, par value $.01 per share ("Old Playboy Class A Common Stock"), of which, as of April 30, 1998, approximately 4,748,954 shares were issued and outstanding, and (ii) 30,000,000 shares of Class B Common Stock, par value $.01 per share ("Old Playboy Class B Common Stock" and, together with the Playboy Class A Common Stock, "Old Playboy Common Stock"), of which, as of April 30, 1998, approximately 15,792,588 shares were issued and outstanding. All of the issued and outstanding shares of Old Playboy Common Stock have been duly authorized and validly issued, and are fully paid, nonassessable and free of preemptive rights. As of April 30, 1998, approximately 2,066,500 shares of Old Playboy Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding options and warrants. Except as disclosed in the Playboy Filed SEC Filings and as set forth on Schedule 4.2(a) to this Agreement, since March 31, 1998, no shares of Playboy's capital stock have been issued other than pursuant to the exercise of stock options already in existence on such date, and, since March 31, 1998, no stock options have been granted by Playboy to any Person. Except as disclosed in the Playboy Filed SEC Filings, as set forth above and as contemplated by this Agreement and the Related Agreements, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of Playboy, (ii) no securities of Playboy or any Playboy Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of Playboy, (iii) no options, warrants or other rights to acquire from Playboy or any Playboy Subsidiary, and no obligations of Playboy or any Playboy Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Playboy, (iv) no equity equivalents, interests in the ownership or earnings of Playboy or any Playboy Subsidiary or other similar rights (including stock appreciation rights) (the items listed in subclauses (i), (ii), (iii) and (iv) being referred to, collectively, as "Playboy Securities") and (v) no obligations of Playboy or any Playboy Subsidiary to repurchase, redeem or otherwise acquire any Playboy Securities. Except as set forth on Schedule 4.2(a), there are no stockholders agreements, voting trusts or other agreements or understandings to which Playboy is a party or to which it is bound relating to the voting or registration of any shares of capital stock of Playboy.

          (b) The authorized capital stock of Holdco consists (i) of 7,500,000 shares of Class A common stock, par value $.01 per share ("New Playboy
Class A Common Stock"), none of which are issued and outstanding, and (ii) 30,000,000 shares of Class B common stock, par value $.01 per share ("New Playboy Class B Common Stock" and, together with the New Playboy Common Stock, "New Playboy Common Stock"), 100 of which have been validly issued, are fully paid and non-assessable and owned by Playboy, free and clear of any Liens, other than Liens imposed by Federal and state securities laws. The shares of New Playboy Class B Common Stock that will be issued as part of the Merger Consideration, will be, when issued in accordance with the terms of this Agreement, duly authorized, validly issued, fully paid and non-assessable and listed for trading on the NYSE. The authorized capital stock of Merger Sub P consists of 100 shares of common stock, par value $.01 per share, all of which have been validly issued, are fully paid and nonassessable and owned by Holdco free and clear of any Liens, other than Liens imposed by Federal or state securities laws. The authorized capital stock of Merger Sub S consists of 100 shares of common stock, par value $.01 per share, all of which have been validly issued and are fully paid and non-assessable and owned by Holdco free and clear of any Liens, other than Liens imposed by Federal and state securities laws.

          (c) Each outstanding share of capital stock of each Playboy Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Playboy or a Playboy Subsidiary is free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law) except where failure to own such shares free and clear could not reasonably be expected to have, individually or in the aggregate, a Playboy Material Adverse Effect. There are no securities of Playboy or any Playboy Subsidiary convertible into or exchangeable for, no options or other rights to acquire from Playboy or any Playboy Subsidiary, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of, any capital stock or other securities of, or other ownership interests in, any Playboy Subsidiary. There are no outstanding contractual obligations of Playboy or any Playboy Subsidiary to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any Playboy Subsidiary.

          (d) The Old Playboy Class B Common Stock constitute the only class of equity securities of Playboy or any Playboy Subsidiary registered or required to be registered under the Exchange Act.

     SECTION 4.3 Authority Relative to this Agreement. Each of the Playboy Entities has, or will have, all necessary corporate or other power and authority to execute and deliver this Agreement and the Related Agreements to which it is a party and to consummate the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions). The execution and delivery of this Agreement and the Related Agreements to which each of the Playboy Entities is a party and the consummation of the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions) have been duly and validly authorized by the Board of Directors of Playboy (the "Playboy Board"), the Board of Directors of each of Holdco, Merger Sub P and Merger Sub S and the sole stockholder of each of Merger Sub P and Merger Sub S, and no other corporate or other proceedings on the part of Playboy or any of the other Playboy Entities are, or will be, necessary to authorize this Agreement and the Related Agreements to which any of them is a party or to consummate the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions). Each of this Agreement and the Related Agreements to which any of the Playboy Entities is a party has been, or will be, assuming the due authorization, execution and delivery of the same by each of the other parties hereto or thereto, duly and validly executed and delivered by the Playboy Entities and constitutes a valid, legal and binding agreement of each of the Playboy Entities, enforceable against such parties in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     SECTION 4.4 SEC Filings; Financial Statements.

          (a) Since December 31, 1994, Playboy has filed all forms, reports and documents (including all exhibits thereto) (the "Playboy SEC Filings") required to be filed with the SEC, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. Playboy has heretofore delivered to or made available to the Company, in the form filed with the SEC (including any amendments and all exhibits thereto), the following (the "Playboy Filed SEC Filings"): (i) the Annual Reports on Form 10-K for each of the fiscal years ended June 30, 1995, June 30, 1996 and June 30, 1997, (ii) the Transitional Report on Form 10-K for the six months ended December 31, 1997, (iii) all definitive proxy statements relating to Playboy's meetings of stockholders (whether annual or special) held since December 31, 1994 and prior to the date of this Agreement and (iv) all other forms, reports or registration statements filed prior to the date of this Agreement by Playboy with the SEC since December 31, 1994 (other than reports on Form 10-Q or on Form 8-K filed before May 15, 1998). None of the Playboy SEC Filings or documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstance under which they were made, not misleading. The consolidated financial statements of Playboy included or incorporated by reference in the Playboy SEC Filings complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and all of such financial statements fairly present in all material respects, in conformity with GAAP (except as may be indicated in the notes thereto and except that the unaudited financial statements may not include all notes thereto required by GAAP), the consolidated financial position of Playboy and the Playboy Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). Since March 31, 1998, there has not been any change, or any application or request for any change, by Playboy or any Playboy Subsidiary in accounting principles, methods or policies for financial accounting or tax purposes.

          (b) Playboy has heretofore made available to the Company a complete and correct copy of any material amendments or modifications, which have not yet been filed with the SEC, to agreements, documents or other instruments which prior to the date of this Agreement had been filed by Playboy with the SEC pursuant to the Securities Act or the Exchange Act.

     SECTION 4.5 Information Supplied. None of the information supplied or to be supplied by Playboy concerning any of the Playboy Entities for inclusion or incorporation by reference in (a) the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (b) the Proxy Statement will, at the date mailed to stockholders and at the time of the Company Stockholders Meeting to be held in connection with the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time of the Mergers, any event with respect to Playboy or any Playboy Subsidiary or any of their respective officers and directors should occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Proxy Statement, Playboy shall promptly so advise the Company and such event shall be so described, and such amendment or supplement (which the Company shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company and Playboy. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. Notwithstanding the foregoing, Playboy makes no representation or warranty with respect to any information supplied by the Company or the Company Subsidiaries which is contained in or incorporated by reference in, or furnished in connection with the preparation of, the S-4 or the Proxy Statement.

     SECTION 4.6 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, and the filing and recordation of the Certificates of Merger as required by the DGCL or as set forth on Schedule 4.6, no filing, registration or submission with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is, or will be, necessary for the execution and delivery by any of the Playboy Entities of this Agreement or any of the Related Agreements to which any of them are a party or the consummation by any of the Playboy Entities of the transactions contemplated by this Agreement or the Related Agreements to which it is a party (including, without limitation, the Mergers and the Related Transactions), except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice could not reasonably be expected to have a Playboy Material Adverse Effect nor prevent or materially delay the performance of this Agreement by any of the Playboy Entities or the consummation of the transactions contemplated by this Agreement or the Related Agreements. Except as set forth on Schedule 4.6 to this Agreement, no consent or approval of any third party is, or will be, necessary for the execution and delivery by any of the Playboy Entities of this Agreement or any of the Related Agreements to which it is a party or consummation by any of the Playboy Entities of the transactions contemplated by this Agreement or any of the Related Agreements to which it is a party (including, without limitation, the Mergers and the Related Transactions). Except as set forth on Schedule 4.6 to this Agreement, none of the execution, delivery and performance of this Agreement or any of the Related Agreements to which any of the Playboy Entities are a party, or the consummation by any of the Playboy Entities of the transactions contemplated by this Agreement or the Related Agreements to which it is a party (including, without limitation, the Mergers and the Related Transactions) will (a) conflict with or result in any breach of any provision of the Playboy Charter Documents or any comparable organizational documents of any of the Playboy Entities, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which any of the Playboy Entities is a party or by which any of the Playboy Entities or any of their respective properties or assets may be bound or (c) assuming that all consents, permits, approvals, authorizations and other actions described in the preceding sentence have been made and all filings in the preceding sentence have been made, violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to any of the Playboy Entities or any of their respective properties or assets, except in the case of clause (b) or (c) for violations, breaches or defaults which could not reasonably be expected to have, individually or in the aggregate, a Playboy Material Adverse Effect.

     SECTION 4.7. No Default. Except as set forth on Schedule 4.7 to this Agreement, none of Playboy or any Playboy Subsidiary is in default or violation (and no event has occurred which with due notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of
(i) the Playboy Charter Documents or comparable organizational documents of any Playboy Subsidiary, (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Playboy or any Playboy Subsidiary is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to Playboy, any Playboy Subsidiary or any of their respective properties or assets, except in the case of clause (ii) or (iii) for violations, breaches or defaults that could not reasonably be expected to have, individually or in the aggregate, a Playboy Material Adverse Effect nor prevent or materially delay the performance of this Agreement by Playboy or any of the other Playboy Entities, the performance of the Related Agreements by Playboy or any of the other Playboy Entities or the consummation of the transactions contemplated by this Agreement and the Related Agreements (including, without limitation, the Mergers and the Related Transactions).

     SECTION 4.8 No Undisclosed Liabilities; Absence of Changes. Except as and to the extent disclosed in the Playboy Filed SEC Reports or on Schedule 4.8 to this Agreement, as of March 31, 1998, neither Playboy nor any Playboy Subsidiary had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would be required by GAAP to be reflected in, reserved against or otherwise described in the consolidated balance sheet of Playboy (including the notes thereto) as of such date or which could reasonably be expected to have a Playboy Material Adverse Effect. Except as disclosed in the Playboy Filed SEC Reports, since March 31, 1998, the business of Playboy and the Playboy Subsidiaries has been carried on only in the ordinary and usual course and in a manner consistent with past practice, neither Playboy nor any Playboy Subsidiary has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise and whether due or to become due or asserted or unasserted, which could reasonably be expected to have, and there have been no events, changes or effects with respect to Playboy or any Playboy Subsidiary having or which could reasonably be expected to have, a Playboy Material Adverse Effect. Except as disclosed in the Playboy Filed SEC Reports, since March 31, 1998, there has not been (i) any material change by Playboy in its accounting methods, principles or practices, (ii) any declaration, setting aside or payment of any dividend or distribution in respect of shares of the capital stock of Playboy or any redemption, purchase or other acquisition of any of the Playboy Securities or
(iii) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of Playboy or any Playboy Subsidiary except in the ordinary course of business consistent with past practice or except as required by applicable law.

     SECTION 4.9 Litigation. Except as disclosed in the Playboy Filed SEC Reports or on Schedule 4.9 to this Agreement, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Playboy, threatened against Playboy or any Playboy Subsidiary or any of their respective properties or assets which (a) if adversely determined, could reasonably be expected to have, individually or in the aggregate, a Playboy Material Adverse Effect, or
(b) questions the validity of this Agreement or any of the Related Agreements or any action to be taken by any of the Playboy Entities in connection with the consummation of the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions) or could otherwise prevent or delay the consummation of such transactions. Except as disclosed by Playboy, neither Playboy nor any Playboy Subsidiary is subject to any outstanding order, writ, injunction or decree which, to the knowledge of Playboy or any Playboy Subsidiary, could reasonably be expected to have a Playboy Material Adverse Effect or would prevent or delay the consummation of the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions).

     SECTION 4.10 Compliance with Applicable Law. Except as disclosed in the Playboy Filed SEC Reports, Playboy and all Playboy Subsidiaries have made or have obtained and hold all material registrations, filings, submissions, certificates, determinations, permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (collectively, the "Playboy Permits"). Except as disclosed in the Playboy Filed SEC Reports, Playboy and all Playboy Subsidiaries are in compliance, in all material respects, with the terms of the Playboy Permits. To the knowledge of Playboy, no material deficiencies have been asserted by any Governmental Entity with respect to such registrations, filing or submissions. Except as disclosed by Playboy in the Playboy Filed SEC Reports, the businesses of Playboy and the Playboy Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity and except for violations or possible violations which could not reasonably be expected to have a Playboy Material Adverse Effect. Except as disclosed in the Playboy Filed SEC Reports, no material investigation or review by any Governmental Entity with respect to Playboy or any Playboy Subsidiary is pending or, to the knowledge of Playboy, threatened, nor, to the knowledge of Playboy, has any Governmental Entity indicated an intention to conduct the same.

     SECTION 4.11 Tax Matters. (a) Playboy and each Playboy Subsidiary have timely filed (or have had timely filed on their behalf), or will timely file or cause to be timely filed, all material Tax Returns required by applicable law to be filed by or with respect to any of them prior to or as of the Effective Time of the Mergers. All such Tax Returns are, or will be at the time of filing, true, correct and complete in all material respects.

          (b) Playboy and each Playboy Subsidiary have paid (or have had paid on their behalf), or where payment is not yet due have established (or have had established on their behalf) or will establish or cause to be established, on or prior to the Effective Time of the Mergers, an adequate accrual for the payment of, all material Taxes due with respect to any period ending prior to or as of the Effective Time of the Mergers.

     SECTION 4.12 Brokers. No broker, finder or investment banker, other than Bear, Stearns & Co., Inc. (the "Playboy Financial Advisor"), is entitled to any brokerage, finder's or other fee or commission in connection with the Mergers or the other transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions) based upon arrangements made by or on behalf of Playboy.

     SECTION 4.13 Investment Company Act. Neither Playboy nor any of the Playboy Subsidiaries is an "investment company" or to Playboy's knowledge a company "controlled" by, or an "affiliated company" with respect to, an "investment company" required to register under the Investment Company Act.

     SECTION 4.14 Ownership of Holdco, Merger Sub P and Merger Sub S; No Prior Activities. (a) Holdco is a direct, wholly-owned subsidiary of Playboy and each of Merger Sub P and Merger Sub S is a direct, wholly-owned subsidiary of Holdco. Each of Holdco, Merger Sub P and Merger Sub S was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

          (b) As of the date hereof and the Effective Time of the Mergers, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and the Related Agreements and except for this Agreement and the Related Agreements, each of Holdco, Merger Sub P and Merger Sub S has not and will not have incurred, directly or indirectly, through any subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.


                                    ARTICLE 5

                                    COVENANTS

     SECTION 5.1 Conduct of Business of the Company. Except as contemplated by this Agreement, the Related Agreements and the Newco Agreements, during the period from the date hereof and continuing until the earlier of the termination of this Agreement and the abandonment of the transactions herein contemplated pursuant to Section 7.1 or the Effective Time of the Mergers, the Company will, and will cause each of the Company Subsidiaries to, conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent herewith, other than actions taken by the Company or any of the Company Subsidiaries in order to facilitate the negotiation and execution of this Agreement, the Related Agreements or the Newco Agreements and the consummation of the transactions contemplated hereunder or thereunder which actions would not breach any of the Company's representations, warranties, covenants or agreements herein, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve substantially intact its reputation and current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers, and others having significant business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time of the Mergers. Without limiting the generality of the foregoing, and except as otherwise expressly provided in or contemplated by this Agreement, the Related Agreements or the Newco Agreements (including, without limitation, the Mergers, the Related Transactions and the Newco Transactions), during the period from the date of this Agreement and prior to the earlier of the termination of this Agreement and the abandonment of the transactions herein contemplated pursuant to Section 7.1 or the Effective Time of the Mergers, the Company will not and will cause the Company Subsidiaries not to, without the prior consent of Playboy:

          (a) amend the Company Charter Documents or the comparable organizational documents of any Company Subsidiary;

          (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase (whether or not contingent) or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for the issuance or sale of shares of Company Common Stock pursuant to the exercise of (i) options granted to employees or consultants under the Company Stock Option Plans (in the ordinary course of business and consistent with past practice) or (ii) warrants outstanding on the date of this Agreement;

          (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock (other than dividends or distributions made by wholly-owned Company Subsidiaries), make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such (other than dividends or distributions made by wholly-owned Company Subsidiaries), or redeem or otherwise acquire any of its securities;

          (d) other than pursuant to the Related Transactions, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiaries;

          (e) other than pursuant to the Related Transactions, alter through merger, liquidation, recapitalization, restructuring or in any other fashion the corporate structure or ownership of any Company Subsidiary;

          (f) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business and not in excess of $250,000; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except in the ordinary course of business consistent with past practice and in amounts not material to the Company and the Company Subsidiaries, taken as a whole, except for obligations of the wholly-owned Company Subsidiaries; (iii) make any loans, advances or capital contributions to, or investments in, any other Person (other than to the wholly-owned Company Subsidiaries and other than pursuant to the Newco Transactions); (iv) pledge or otherwise encumber shares of capital stock of the Company or any Company Subsidiary; or (v) mortgage or pledge any of the Company Subsidiaries' material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon other than in the ordinary course of business;

          (g) except as may be required by law or as contemplated by this Agreement, any of the Related Agreements or any of the Newco Agreements, enter into, adopt or amend (other than to accelerate the vesting of the Company Options and to provide for the deemed exercise of them contemplated by Section 2.2(f)) or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer, employee or consultant in any manner, or (except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company or the Company Subsidiaries, or as required under existing agreements or in the ordinary course of business generally consistent with past practice) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, warrants or stock appreciation rights);

          (h) acquire, sell, lease or dispose of any assets outside the ordinary course of business or with a value in excess of $100,000 in the aggregate, or enter into any commitment or transaction outside the ordinary course of business consistent with past practice (other than pursuant to the Related Transactions and the Newco Transactions);

          (i) except as may be required as a result of a change in law or in GAAP, change any of the accounting principles or practices used by it;

          (j) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business, except in connection with Emerald Media, Inc. or as may be required by the SEC, the Financial Accounting Standards Board or GAAP;

          (k) (i) acquire (by merger, consolidation, or acquisition of stock, debt securities or assets) any Person or any division thereof, any equity interest therein or indebtedness thereof; (ii) enter into any contract, agreement or understanding, other than in the ordinary course of business consistent with past practice, unless such contract or agreement is terminable at the sole option of the Company, without penalty or premium, on less than six months' notice; (iii) authorize any new capital expenditure or expenditures which, individually, is in excess of $25,000 or, in the aggregate, are in excess of $100,000; or (iv) otherwise enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited by this Section 5.1(k);

          (l) make (inconsistent with past practice) or revoke any tax election or settle (except to the extent any such settlement has been reserved for in the financial statements contained in the Company SEC Reports) or compromise any tax liability material to the Company and the Company Subsidiaries taken as a whole or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for tax purposes;

          (m) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than as is required to satisfy the condition set forth in
Section 6.2(h) and other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and the Company Subsidiaries or incurred in the ordinary course of business consistent with past practice;

          (n) enter into or amend or otherwise modify any agreement or arrangement with Persons that are Affiliates of the Company or any Company Subsidiary;

          (o) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated by this Agreement, the Related Agreements or the Newco Agreements (including, without limitation, the Mergers, the Related Transactions and the Newco Transactions);

          (p) pay more than an aggregate of $2.5 million in fees and expenses in connection with the transactions contemplated by this Agreement and the Related Agreements; or

          (q) take, propose to any third party to take or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through 5.1(p) or any action which would make any of the representations or warranties of the Company or the Company Subsidiaries contained in this Agreement untrue or incorrect.

     SECTION 5.2 Conduct of Business of Playboy. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the abandonment of the transactions herein contemplated pursuant to Section 7.1 or the Effective Time of the Mergers, Playboy covenants and agrees that Playboy shall conduct its business, and cause the businesses of the Playboy Subsidiaries to be conducted only in, and Playboy and the Playboy Subsidiaries shall not take any action except in the ordinary course of business and consistent with past practice, except for actions taken by Playboy or the Playboy Subsidiaries in order to facilitate the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereunder which actions would not breach any of the representations, warranties, covenants and agreements of any of the Playboy Entities herein, and shall not directly or indirectly do, or propose to do, any of the following without the prior written consent of the Company:

          (a)  amend  or  otherwise  chang   Playboy's  Restated  Certificat  of
Incorporation or By-Laws in such a manner as to negatively affect the rights of the holders of Old Playboy Class B Common Stock;

          (b) declare, set aside, make or pay any extraordinary dividend in respect of any of its capital stock;

          (c) take any action to delist a security of Playboy from any securities exchange; or

          (d) take or agree in writing or otherwise to take any action described in Sections 5.2(a) through (c).

     SECTION 5.3 Other Actions. Each of Company and Playboy shall not and shall cause its respective subsidiaries not to take any action or agree in writing or otherwise to take any action that would result in (i) any of the representations and warranties of such party (without giving effect to any "knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue or incorrect, (ii) any of such representations and warranties (without giving effect to any "knowledge" qualification) that are not so qualified becoming untrue or incorrect in any material respect, (iii) any of the conditions to the consummation the Mergers set forth in Article 6 and the transactions contemplated by the Related Agreements (including, without limitation, the Related Transactions) not being satisfied, or (iv) the Mergers failing to qualify as exchanges under Section 351 of the Code.

     SECTION 5.4 Preparation of the S-4 Registration Statement and Proxy Statement; Preparation of the S-1 Registration Statement; Company Stockholders Meeting. (a) As soon as practicable following the date of this Agreement, the Company and Playboy shall prepare and file with the SEC a preliminary Proxy Statement in form and substance reasonably satisfactory to each of Playboy and the Company, Playboy shall prepare and file with the SEC the S-4, in form and substance reasonably satisfactory to each of Playboy and the Company, in which the Proxy Statement will be included as a prospectus, and the Company shall prepare and file with the SEC the S-1, in form and substance reasonably satisfactory to Playboy. Each of the Company and Playboy shall use its reasonable commercial efforts to (i) respond to any comments of the SEC and (ii) have the S-4 and the S-1 declared effective under the Securities Act and the rules and regulations promulgated thereunder as promptly as practicable after such filing or filings, and to keep the S-4 and the S-1 effective as long as is necessary to consummate the Mergers and the Related Transactions. Each of the Company and Playboy will use its reasonable commercial efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the S-4 is declared effective under the Securities Act. Each party will notify the other promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the S-4, the S-1 or the Proxy Statement or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives and the SEC, with respect to the S-4, the S-1 or the Proxy Statement. The S-4, the S-1 and the Proxy Statement shall comply in all material respects with all requirements of applicable law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the S-4, the S-1 or the Proxy Statement, Playboy or the Company, as the case may be, shall promptly inform the other of such occurrences and cooperate in filing with the SEC or mailing to stockholders of the Company such amendment or supplement. The Proxy Statement shall include the recommendations of the Company Board in favor of this Agreement and the Related Agreements and the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions). Playboy shall also take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of New Playboy Class B Common Stock pursuant to the Mergers and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock and rights to acquire Company Common Stock pursuant to the Company Stock Option Plans as may be reasonably requested in connection with any such action.

          (b) The Company will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of obtaining the requisite approval by such stockholders of this Agreement and the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers, but excluding the Related Transactions). The Company shall, through the Company Board, recommend to its stockholders approval of this Agreement and all of such transactions.

     SECTION 5.5 No Solicitation of Transactions by the Company. From the date hereof until the earlier of the termination of this Agreement and the abandonment of the transactions herein contemplated pursuant to Section 7.1 or the Effective Time of the Mergers, neither the Company nor any Company Subsidiaries shall, nor shall it or any of its subsidiaries authorize or permit any of their respective officers, directors, employees, attorneys, accountants, investment bankers, financial advisors, representatives, agents or other authorized Persons to directly or indirectly (i) solicit, initiate, encourage (including by way of furnishing information) or take any other action to facilitate any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any acquisition or purchase of a substantial amount of assets of, or any equity interest (other than pursuant to the exercise of existing stock options and warrants) in, the Company or any Company
Subsidiaries or any tender offer (including a self tender offer) or exchange offer, merger, consolidation, business combination, sale of substantially all assets, sale of securities, recapitalization, liquidation, dissolution or similar transaction involving the Company or any Company Subsidiaries (other than the transactions contemplated by this Agreement) or any other material corporate transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the transactions contemplated by this Agreement, the Related Agreements and the Newco Agreements (collectively, "Transaction Proposals") or agree to or endorse any Transaction Proposal, or (ii) propose, enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other Person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing; provided, however, that the foregoing clauses (i) and (ii) shall not apply to the extent that the Company Board shall receive a Qualified Transaction Proposal and shall conclude in good faith on the basis of advice from outside counsel, that such action is necessary in order for the Company Board to act in a manner which is consistent with its fiduciary obligations under applicable law. The Company shall notify Playboy in writing (as promptly as practicable but within two business days) of all of the relevant details relating to all inquiries and proposals (including, without limitation, the identity of the Person making the Qualified Transaction Proposal and the steps it is taking in response to such proposal) which it or any Company Subsidiary or any such officer, director, employee, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other representative may receive relating to any of such matters and if such inquiry or proposal is in writing, the Company shall deliver to Playboy a copy of such inquiry or proposal. For purposes of this Agreement, the term "Qualified Transaction Proposal" means a Transaction Proposal that (x) the Company Board determines in good faith, after consultation with its outside financial advisor, is reasonably capable of being consummated and (y) is not subject to any material contingencies relating to financing, or, if it is subject to any such material contingencies, the Company Board determines in good faith, after consultation with its outside financial advisor, that such financing is likely to be obtained.

     SECTION 5.6 Letters of the Company's Accountants.

          (a) The Company shall use its best efforts to cause to be delivered to Playboy a "comfort" letter of Grant Thorton L.L.P., the Company's independent auditors, dated a date within two business days before the date on which the S-4 shall become effective and addressed to Playboy, in form and substance reasonably satisfactory to Playboy and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

          (b) Playboy shall use its best efforts to cause to be delivered to the Company a "comfort letter" of Coopers & Lybrand L.L.P., Playboy's independent auditors, dated as of a date within two business days before the date on which the S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

     SECTION 5.7 Access to Information; Confidentiality.

          (a) Upon reasonable notice during normal business hours and subject to the restrictions contained in confidentiality agreements to which such party is subject, between the date hereof and the Effective Time of the Mergers, the Company will give Playboy and its authorized representatives reasonable access to all employees, offices and other facilities and to all books and records of the Company and the Company Subsidiaries, will permit Playboy to make such inspections as Playboy may reasonably require and will cause the Company's officers and those of the Company Subsidiaries to furnish Playboy with such financial and operating data and other information with respect to the business, properties and personnel of the Company and the Company Subsidiaries as Playboy may from time to time reasonably request; provided, however, that no investigation pursuant to this Section 5.7(a) shall affect or be deemed to modify any of the representations or warranties made by the Company in this Agreement or by any executive officer of the Company in any certificate required to be delivered pursuant to Section 6.3(a). Playboy shall keep such information confidential in accordance with the terms of the confidentiality agreement dated July 16, 1997 between Playboy and the Company (the "Confidentiality Agreement").

          (b) Upon reasonable notice during normal business hours and subject to the restrictions contained in confidentiality agreements to which such party is subject, between the date hereof and the Effective Time of the Mergers, Playboy will give the Company and its authorized representatives reasonable access to Christie Hefner, Linda Havard and Anthony J. Lynn, and to the organizational documents of Playboy and the Playboy Subsidiaries, will permit the Company to make such inspections as the Company may reasonably require and will cause Playboy's officers and those of the Playboy Subsidiaries to furnish the Company with such financial and operating data with respect to the business of Playboy and the Playboy Subsidiaries as the Company may from time to time reasonably request; provided, however, that no investigation pursuant to this
Section 5.7(b) shall affect or be deemed to modify any of the representations or warranties made by Playboy in this Agreement or by any executive officer of Playboy in any certificate required to be delivered pursuant to Section 6.2(a). The Company shall keep such information confidential in accordance with the terms of the Confidentiality Agreement.

          (c) Between the date hereof and the Closing Date, the Company shall furnish to Playboy within 45 days after the end of each fiscal quarter, an unaudited balance sheet, income statement and statement of cash flows of the Company on a consolidated basis, prepared in accordance with GAAP in conformity with the practices consistently applied by the Company with respect to its quarterly financial statements. All the foregoing in all material respects, subject to year-end adjustments, shall be in accordance with the books and records of the Company and fairly present the consolidated financial position of the Company as of the last day of the period then ended.

          (d) Between the date hereof and the Closing Date, Playboy shall furnish to the Company within 45 days after the end of each fiscal quarter, an unaudited balance sheet, income statement and statement of cash flows of Playboy on a consolidated basis, prepared in accordance with GAAP in conformity with the practices consistently applied by Playboy with respect to its quarterly financial statements. All the foregoing in all material respects, subject to year-end adjustments, shall be in accordance with the books and records of Playboy and fairly present the consolidated financial position of Playboy as of the last day of the period then ended.

          (e) Between the date hereof and the Closing Date, the Company shall, upon Playboy's request, furnish to Playboy a list, to be certified at Closing by an executive officer of the Company, of each item and all information that would, on the date of this Agreement, have been required to be disclosed to Playboy on the Schedules to this Agreement if such item had existed or such information had been available on such date; provided, however, that no disclosure pursuant to this Section 5.7(e) shall affect or be deemed to modify any of the representations or warranties made by the Company or the Company Subsidiaries in this Agreement.

          (f) Between the date hereof and the Closing Date, Playboy shall, upon the Company's request, furnish to the Company a list, to be certified at Closing by an executive officer of Playboy, of each item and all information that would, on the date of this Agreement, have been required to be disclosed to the Company on the Schedules to this Agreement if such item had existed or such information had been available on such date; provided, however, that no disclosure pursuant to this Section 5.7(f) shall affect or be deemed to modify any of the representations or warranties made by the Playboy Entities in this Agreement.

     SECTION 5.8 Reasonable Commercial Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use its reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to this Agreement, the Related Agreements and the Newco Agreements and to consummate and make effective, in the most expeditious manner practicable, the Mergers, the Related Transactions, the Newco Transactions and the other transactions contemplated by this Agreement, the Related Agreements and the Newco Agreements, including, but not limited to,
(i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and all other filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval, waiver or exemption from, or to avoid an action or proceeding by, any Governmental Entity; (ii) the obtaining of all necessary consents, approvals, waivers or exemption from non-governmental third parties; (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement, any Related Agreement, any Newco Agreement or the consummation of the transactions contemplated by this Agreement, the Related Agreements or the Newco Agreements, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement, the Related Agreements and the Newco Agreements.

     SECTION 5.9 Public Announcements. Playboy and the Company, as the case may be, will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, the Related Agreements or the Newco Agreements (including, without limitation, the Mergers, the Related Transactions and the Newco Transactions) and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with the NYSE or the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), as determined by Playboy or the Company, as the case may be, but only upon the advice of its independent counsel.

     SECTION 5.10 Indemnification. (a) Playboy agrees that all rights to indemnification or exculpation now existing in favor of each present and future director, officer, employee or agent of the Company or any of the Company Subsidiaries as provided in their respective charters or by-laws (or other comparable organizational documents) or otherwise in effect as of the date hereof against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, administrative or investigative, arising out of or pertaining to the transactions contemplated by this Agreement or otherwise, with respect to matters occurring at or prior to the Effective Time of the Mergers shall survive the Mergers and shall continue in full force and effect for a period of six (6) years from the Effective Time of the Mergers and shall not be amended or otherwise modified in any manner that would adversely affect such rights; provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the disposition of such Claim. To the maximum extent permitted by the DGCL, such indemnification shall be mandatory rather than permissive and the S Surviving Corporation shall advance expenses in connection with such indemnification to the fullest extent permitted under applicable law; provided, however, that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification.

          (b) The provisions of this Section 5.10 shall survive the consummation of the Mergers at the Effective Time of the Mergers, are intended to benefit the Company, the S Surviving Corporation and each present and former director, officer, employee or agent of the Company or any of the Company Subsidiaries (collectively, the "Indemnified Parties"), shall be binding on all successors and assigns of the S Surviving Corporation and shall be enforceable by the Indemnified Parties.

          (c) For a period of six (6) years after the Effective Time of the Mergers, Playboy shall cause the S Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those Persons who are currently covered by the Company's directors' and officers' liability insurance policy (a correct and complete copy of which has been made available to Playboy) on terms comparable to those now applicable to directors and officers of the Company; provided, however, that in no event shall the S Surviving Corporation be required to expend in excess of 175% of the annual premium currently paid by the Company for such coverage; and provided further, that if the premium for such coverage exceeds such amount, Playboy or the S Surviving Corporation shall purchase a policy with the greatest coverage available for such 175% of such annual premium.

          (d) Playboy shall indemnify and hold harmless the Company from and against any losses, claims (including, without limitation, any third party claims), damages, expenses or other liabilities or obligations (including, without limitation, interest, penalties and reasonable fees and expenses (including costs of investigation and preparation) of attorneys, experts and consultants incurred in any cause of action, proceeding or arbitration) arising out of or in connection with the Newco Transactions (including, without limitation, the Newco Agreements); provided, however, that such losses, claims, damages, expenses or other liabilities or obligations shall not includes fees and expenses incurred by the Company in connection with the preparation of the Newco Agreements.

     SECTION 5.11 Notification of Certain Matters. The Company shall give prompt notice to Playboy and Playboy shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time of the Mergers, (ii) any material failure of the Company or any of the Playboy Entities, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any Related Agreement, (iii) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time of the Mergers, under any contract or agreement material to the financial condition, properties, businesses, prospects or results of operations of it and its subsidiaries taken as a whole to which it or any of its subsidiaries is a party or is subject, (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions), or (v) any Playboy Material Adverse Effect (in the case of Playboy) or Company Material Adverse Effect (in the case of the Company); provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not cure such breach or non-compliance or limit or otherwise affect the remedies, if any, available hereunder to the party receiving such notice.

     SECTION 5.12 Tax Treatment. Each of Playboy, Holdco, Merger Sub P, Merger Sub S and the Company shall use its reasonable best efforts to cause the Mergers to qualify as exchanges governed by Section 351 of the Code and to obtain the opinions of counsel referred to in Sections 6.2(d) and 6.3(c). The Company and Playboy shall execute and deliver to each of Kramer, Levin, Naftalis & Frankel, counsel to the Company, and Paul, Weiss, Rifkind, Wharton & Garrison, counsel to Playboy, certificates executed by authorized officers of the Company and Playboy, as applicable, as to tax matters in form reasonably satisfactory to each of Kramer, Levin, Naftalis & Frankel and Paul, Weiss, Rifkind, Wharton & Garrison, respectively, at such time or times as reasonably requested by such law firm in connection with its delivery of its opinion referred to in Section 6.2(d) or 6.3(c), as the case may be, and the Company and Playboy shall each provide a copy thereof to the other party. Prior to the Effective Time of the Mergers, neither the Company nor Playboy shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the representations in the certificates. Following the Effective Time of the Mergers, no party shall, nor shall any party permit any of its subsidiaries to, take any actions which would, or would be reasonably likely to, adversely affect the ability of the Mergers to qualify as exchanges under Section 351 of the Code including, but not limited to, the liquidation or merger of P Surviving Corporation or S Surviving Corporation or the issuance of additional shares of Holdco resulting in a "loss of control" (as defined in Section 368(c) of the Code) by the stockholders of the Company and the stockholders of Playboy.

     SECTION 5.13 Company  Affiliates.  The Company has identified to Playboy on
Schedule 5.13 to this Agreement each Person (each a "Company Affiliate") who is, as of the date hereof, an "affiliate" of the Company for the purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each Company Affiliate to deliver prior to the Effective Time of the Mergers to Playboy a written agreement (the "Affiliate Letter") that such Company Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of New Playboy Class B Common Stock issued to such Company Affiliate pursuant to the Mergers, except in compliance with Rule 145 promulgated under the Securities Act or an exemption from the registration requirements of the Securities Act.

     SECTION 5.14. SEC and Other Governmental Filings. Each of Playboy and the Company shall promptly provide the other party (or its counsel) with copies of all filings made by it or any of its subsidiaries with the SEC or any other local, state, Federal or foreign Governmental Entity in connection with this Agreement or any of the Related Agreements and the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions).

     SECTION 5.15. Related Transactions; Related Agreements. (a) The Company shall (i) take all action necessary to effect (and to cause Subco and the Company Subsidiaries to effect) the Related Transactions prior to the Effective Time of the Mergers, and (ii) use its commercially reasonable best efforts to obtain all consents, approvals, waivers and agreements of Governmental Entities and nongovernmental third parties necessary or desirable to effect the Related Transactions. "Related Transactions" means (X) the contribution by the Company and, as necessary, one or more Company Subsidiaries, to Subco, of certain assets and liabilities of the Company or Company Subsidiaries as contemplated by the Transfer and Redemption Agreement and the other Related Agreements, and (Y) the distribution by the Company to the holders of outstanding shares of Company Common Stock and Company Preferred Stock on the date of such distribution of all of the capital stock of Subco, allocated to each such share of Company Common Stock on a pro rata basis in accordance with the terms of this Agreement and the Transfer and Redemption Agreement.

          (b) The Company shall (i) take all action necessary to enter into the Newco Agreements and effect the Newco Transactions on the Closing Date prior to the Effective Time of the Mergers, and (ii) use its commercially reasonable best efforts to obtain all consents, approvals, waivers and agreements of Governmental Entities and nongovernmental third parties necessary or desirable to effect the Newco Transactions. "Newco Transactions" means the transactions contemplated by the Newco Agreements.

          (c) Prior to the Effective Time of the Mergers, none of the Company, Subco or the other Company Subsidiaries shall take any action under or as contemplated by the Related Agreements or the Newco Agreements or otherwise in connection with the Related Transactions or the Newco Transactions without the prior consent of Playboy, including, without limitation, taking any action to amend or otherwise modify any Related Agreement or Newco Agreement or waive any provision thereof. The Company furthermore agrees that Playboy may, in its sole discretion, cause the Company to waive any condition of the Company to close the transactions contemplated by the Related Agreements or the Newco Agreements; provided that nothing in this Section 5.15(c) shall permit Playboy to cause any action to be taken by Subco; provided, further, that nothing in this Section 5.15(c) shall prevent Subco or the Company on behalf of Subco (in each case without the consent of Playboy) from waiving any conditions of Subco to close the transactions contemplated by the Related Agreements.

     SECTION 5.16 Emerald Media Option. Neither the Company nor any of the Company Subsidiaries shall exercise the Company's option to purchase the outstanding capital stock or assets of Emerald Media, Inc.; provided, however, that Subco may exercise such option following, and only following, the consummation of the Related Transactions.

     SECTION 5.17 Tax Treatment of Related Transactions. The Related Transactions are intended to be treated as (i) a transfer of assets to, and the assumption of liabilities by, Subco and (ii) a distribution of Subco by the Company that is taxable both to the Company and to the holders of Company Common Stock that receive shares of Subco pursuant to the Related Transactions.

     SECTION 5.18 Employee Benefit Plans. Playboy agrees that employees of the Company or any of the Company Subsidiaries shall be given credit under each employee benefit plan, program, policy or arrangement of the Playboy Entities (or the S Surviving Corporation) in which the employees are eligible to participate for all service with the Company and any of the Company Subsidiaries (to the extent such credit was given by the Company or any of the Company Subsidiaries) for purposes of eligibility and vesting.

     SECTION 5.19 Optional Services Agreement. Playboy and the Company agree to use their commercially reasonable efforts to negotiate in good faith the terms of the Optional Services Agreement referred to in the Mandatory Services Agreement, as contemplated by Section 12 of the Mandatory Services Agreement.


                                    ARTICLE 6

                    CONDITIONS TO CONSUMMATION OF THE MERGERS

     SECTION 6.1 Conditions to Each Party's Obligations to Effect the Mergers. The respective obligations of each party hereto to effect the Mergers and the other transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Related Transactions) are subject to the satisfaction at or prior to the Effective Time of the Mergers of the following conditions:

          (a) this Agreement and the Related Agreements shall have been approved and adopted by the requisite vote of the boards of directors of the Playboy Entities, the Company Board, the board of directors of any of the Company Subsidiaries which is a party to any of the Related Agreements, and the stockholders of the Company;

          (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restrains, enjoins or restricts the consummation of the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions) or which subjects any party to substantial damages as a result of the consummation of the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions);

          (c) any Person required in connection with the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions) to file a notification and report form in compliance with the HSR Act shall have filed such form and any applicable waiting period with respect to each such form (including any extension thereof by reason of a request for additional information) shall have terminated or expired;

          (d) the S-4 and the S-1 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order;

          (e) all governmental or regulatory notices (other than those in connection with the HSR Act) or approvals required with respect to the transactions contemplated by this Agreement or the Related Agreements shall have been either filed or received; and

          (f) the Related Agreements shall have been executed and delivered and the Related Transactions shall have been consummated in accordance with the terms of the Related Agreements.

     SECTION 6.2 Conditions to the Obligations of the Company. The obligation of the Company to effect the Mergers and the other transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Related Transactions) is subject to the satisfaction at or prior to the Effective Time of the Mergers of the following conditions:

          (a) the representations and warranties of Playboy, Holdco, Merger Sub P and Merger Sub S set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Playboy, Holdco, Merger Sub P and Merger Sub S set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time of the Mergers, as though made on and as of the Effective Time of the Mergers, except to the extent the representation or warranty is expressly limited by its terms to another date or except for changes contemplated by this Agreement, and the Company shall have received a certificate (which certificate may be qualified by knowledge to the same extent as the representations and warranties of Playboy, Holdco, Merger Sub P and Merger Sub S contained herein are so qualified) signed on behalf of Playboy by an executive officer of Playboy or signed on behalf of Holdco by an executive officer of Holdco, to such effect;

          (b) each of the Playboy Entities shall have obtained the consent, approval or waiver of each non-governmental Person whose consent, approval or waiver shall be required in order for such Playboy Entity to consummate the transactions contemplated by this Agreement or the Related Agreements, except those for which the failure to obtain such consent, approval or waiver, individually or in the aggregate, is not reasonably likely to have, a Playboy Material Adverse Effect and is not reasonably likely to adversely affect the ability of Playboy to consummate the transactions contemplated by this Agreement or the Related Agreements;

          (c) each of the obligations of the Playboy Entities to be performed at or before the Effective Time of the Mergers pursuant to the terms of this Agreement and the Related Agreements shall have been duly performed in all material respects at or before the Effective Time of the Mergers and at the Closing, Playboy shall have delivered to the Company a certificate of an executive officer of Playboy to such effect;

          (d) the Company shall have received the opinion of Kramer, Levin, Naftalis & Frankel, counsel to the Company, dated the Closing Date, to the effect that the Mergers will be treated for federal income tax purposes as exchanges governed by the provisions of Section 351 of the Code;

          (e) the Company shall have received a certificate, in form and substance reasonably satisfactory to it, signed by the Secretary of Playboy, certifying (i) that full and complete copies of the following are attached thereto: (X) resolutions or similar documents evidencing the authorization and approval by the Playboy Board and the boards of directors of the other Playboy Entities of this Agreement and the Related Agreements and the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions), (Y) the Restated Certificate of Incorporation of Playboy and the Certificates of Incorporation (or other organizational documents) of each of the Playboy Entities, each as amended to the date hereof and (Z) such other documents or instruments as the Company may reasonably request in connection with the transactions contemplated by this Agreement or the Related Agreement (including, without limitation, the Mergers and the Related Transactions); and (ii) as to the incumbency and specimen signature of each representative of Playboy and the other Playboy Entities signing this Agreement, the Related Agreements and any other document in connection herewith or therewith;

          (f) the New Playboy Class B Common Stock shall be listed for trading on the NYSE;

          (g) the Company shall have received the opinion of a nationally recognized solvency firm, dated the Closing Date and in form and substance satisfactory to the Company, to the effect that Subco will be solvent upon consummation of the Mergers and the Related Transactions;

          (h) contemporaneously with the Closing, all outstanding amounts due under the Loan and Security Agreement dated as of January 15, 1997, as amended, between the Company and Darla L.L.C. shall have been repaid; and

          (i) since December 31, 1997, no change or event shall have occurred which has had or could reasonably be expected to result in a Playboy Material Adverse Effect.

     SECTION 6.3 Conditions to the Obligations of Playboy. The obligation of Playboy to effect the Mergers and the other transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Related Transactions) is subject to the satisfaction at or prior to the Effective Time of the Mergers of the following conditions:

          (a) the representations and warranties of the Company and the Company Subsidiaries set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time of the Mergers, as though made on and as of the Effective Time of the Mergers, except to the extent the representation or warranty is expressly limited by its terms to another date, and Playboy shall have received a certificate (which certificate may be qualified by knowledge to the same extent as the representations and warranties of the Company contained herein are so qualified) signed on behalf of the Company by an executive officer of the Company or signed on behalf of a Company Subsidiary, to such effect;

          (b) each of the obligations of the Company to be performed at or before the Effective Time of the Mergers pursuant to the terms of this Agreement and the obligations of the Company and each other party (other than the Playboy Entities) to each of the Related Agreements to be performed at or before the Effective Time of the Mergers pursuant to the terms of each such Related Agreement shall have been duly performed in all material respects at or before the Effective Time of the Mergers and at the Closing, the Company shall have delivered to Playboy a certificate of an executive officer of the Company to such effect;

          (c) Playboy shall have received the opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to Playboy, dated the Closing Date, to the effect that the Mergers will be treated for federal income tax purposes as exchanges governed by the provisions of Section 351 of the Code;

          (d) the Company shall have obtained the consent, approval or waiver of each non-governmental Person whose consent, approval or waiver shall be required in order for the Company to consummate the transactions contemplated hereby and by the Related Agreements (including, without limitation, all consents required by lessors under the Leases and all consents required by either the Company or any of the Company Subsidiaries under any transponder service agreement, including, without limitation, the Transponder Services Agreement, dated February 7, 1995, between the Company and Loral Skynet (as successor to AT&T Corp.), as amended), except those for which the failure to obtain such consent, approval or waiver, individually or in the aggregate, is not reasonably likely to have, a Company Material Adverse Effect (and Playboy shall have received evidence thereof satisfactory to it);

          (e) Playboy shall have received a certificate, in form and substance reasonably satisfactory to it, signed by the Secretary of the Company, certifying (i) that full and complete copies of the following are attached thereto: (X) resolutions or similar documents evidencing the authorization and approval by the Company Board and the board of directors of the Company Subsidiaries of this Agreement and the Related Agreements and the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions), (Y) the Certificate of Incorporation of the Company and the Company Subsidiaries (or other organizational documents), each as amended to the date hereof and (Z) such other documents or instruments as Playboy may reasonably request in connection with the transactions contemplated by this Agreement or the Related Agreement (including, without limitation, the Mergers and the Related Transactions); and
(ii) as to the incumbency and specimen signature of each representative of the Company and the Company Subsidiaries signing this Agreement, the Related Agreements and any other document in connection herewith or therewith.

          (f) since December 31, 1997, no change or event shall have occurred which has had or could reasonably be expected to result in a Company Material Adverse Effect;

          (g) the Average Playboy Stock Price shall be equal to or greater than $13.00;

          (h) Playboy shall have received an Affiliate Letter from each of the Company Affiliates set forth on Schedule 5.13 to this Agreement;

          (i) (X) each of the Related Agreements (including, without limitation, all of the documents to be exercised and delivered in connection with the closing of the transactions contemplated by the Transfer and Redemption Agreement) shall be in form and substance satisfactory to Playboy and shall have been duly executed and delivered; (Y) all of the conditions to the closing of the transactions contemplated by the Transfer and Redemption Agreement shall have been waived or satisfied to the satisfaction of Playboy; and (Z) all of the transactions contemplated by the Related Agreements shall have otherwise been consummated to the satisfaction of Playboy.

          (j) the Company shall have amended, to the extent necessary, the Company Stock Option Plans and any agreements entered into in connection therewith to permit the Company to cancel or accelerate all Company Options solely for the payment provided herein;

          (k) the aggregate number of shares of Company Common Stock at the Effective Time of the Mergers that constitute Dissenting Shares shall be less than 5% of the shares of Company Common Stock outstanding as of the Effective Time of the Mergers; and

          (l) the Company shall have received the agreements  contemplated by
Section 2.2(f), and shall have delivered to Playboy evidence of such agreements satisfactory to Playboy, (i) of all of the holders of Company Options granted outside the Company Option Plans and (ii) of the holders of at least 95% of the Company Options granted under the Company Option Plans.


                                   ARTICLE 7

                TERMINATION; AMENDMENT; WAIVER; FEES AND EXPENSES

     SECTION 7.1 Termination. This Agreement may be terminated and the Mergers may be abandoned at any time, but prior to the Effective Time of the Mergers, notwithstanding approval thereof by the stockholders of the Company:

          (a) by mutual written consent duly authorized by the Playboy Board and the Company Board;

          (b) by either Playboy or the Company, if the Effective Time of the Mergers shall not have occurred on or before December 31, 1998; provided, however, that (i) if the Effective Time of the Mergers has not occurred prior to such date solely as a result of any Transaction Litigation or suit, action, or proceeding pending or threatened which could reasonably be expected to result in material damages to Playboy, the Company, Holdco, the P Surviving Corporation or the S Surviving Corporation or any of their subsidiaries or Affiliates if the transactions contemplated hereby (including the Mergers and Related Transactions) were consummated, then the Company's right to terminate this Agreement under this Section 7.1(b) shall not be available unless and until the Effective Time of the Mergers shall not have occurred on or before December 31, 1998; (ii) the Company's right to terminate this Agreement under this Section 7.1(b) shall not be available if the failure of the Company (or any Company Subsidiary) to effect the Related Transactions shall have been the cause of, or resulted in, the failure of the Effective Time of the Mergers to occur before December 31, 1998, other than due to events or circumstances which are beyond the control of the Company; and (iii) the right to terminate this Agreement under this Section 7.1(b) shall not be available to the party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or resulted in, the failure of the Effective Time of the Mergers to occur on or before December 31, 1998;

          (c) by either Playboy or the Company, if any final order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or the Related Agreements (including, without limitation, the Mergers and the Related Transactions) shall have been entered by any court of competent jurisdiction or Governmental Entity and shall have become final and nonappealable;

          (d) by either Playboy or the Company, if this Agreement shall fail to receive the requisite vote for adoption at the Company Stockholders Meeting or any adjournment or postponement thereof;

          (e) by Playboy, upon a breach by the Company of any material representation or warranty of the Company set forth in this Agreement, or if any such representation or warranty shall have become untrue (either, a "Terminating Company Breach"), in either case such that the conditions set forth in Section 6.3(a) could not be satisfied within 30 days of such Terminating Company Breach upon the Company's exercise of its reasonable best efforts or such breach has not in any event been cured within 30 days of such Terminating Company Breach;

          (f) by the Company, upon breach by Playboy of any material representation or warranty of Playboy set forth in this Agreement, or if any such representation or warranty shall have become untrue (either, a "Terminating Playboy Breach"), in either case such that the conditions set forth in Section 6.2(a) could not be satisfied within 30 days of such Terminating Playboy Breach upon Playboy's exercise of its reasonable best efforts or such Terminating Playboy Breach has not in any event been cured within 30 days of such Terminating Playboy Breach;

          (g) by Playboy, upon the breach by the Company of any material covenant or agreement of the Company set forth in this Agreement which is not able to be cured within 30 days of such breach upon the Company's exercise of its reasonable best efforts or has not, in any event, been cured within 30 days of such breach;

          (h) by the Company, upon the breach by Playboy of any material covenant or agreement of Playboy set forth in this Agreement which is not able to be cured within 30 days of such breach upon Playboy's exercise of its reasonable best efforts or has not, in any event, been cured within 30 days of such breach;

          (i) by Playboy, if any event happens which could reasonably be expected to result in a Company Material Adverse Effect;

          (j) by the Company, if any event happens which could reasonably be expected to result in a Playboy Material Adverse Effect; and

          (k) by the Company, if the Company Board shall concurrently approve, and the Company shall concurrently enter into, a definitive agreement providing for the implementation of the transactions contemplated by a Transaction Proposal; provided, however, that (i) the Company is not then in breach of Section 5.1, (ii) the Company Board shall have complied with Section
7.3 in connection with such Transaction Proposal, and (iii) no termination pursuant to this Section 7.1(k) shall be effective unless the Company shall simultaneously make the payment required by Section 7.2.

     SECTION 7.2 Effect of Termination. (a) In the event that any Person shall make a Transaction Proposal and thereafter (i) this Agreement is terminated pursuant to Section 7.1(k), and (ii) a definitive agreement with respect to a Transaction Proposal is executed, or a Transaction Proposal is consummated, at or within eighteen months after such termination, then the Company shall pay to Playboy a fee of $3,000,000, plus the fees and expenses incurred by the Playboy Entities in connection with the transactions contemplated by this Agreement and the Related Agreements, which amounts shall be payable by wire transfer of same day funds on the date such agreement is executed, or such Transaction Proposal is consummated, as applicable. In the event that any Person shall make a Transaction Proposal and thereafter (i) this Agreement is terminated pursuant to
Section 7.1(k), and (ii) no definitive agreement with respect to a Transaction Proposal is executed, and no Transaction Proposal is consummated, at or within eighteen months after such termination, then the Company shall pay to Playboy an amount equal to the fees and expenses incurred by the Playboy Entities in connection with the transactions contemplated by this Agreement and the Related Agreements, which amount shall be payable promptly in cash. The Company acknowledges that the agreements contained in this Section 7.2(a) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Playboy would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 7.2(a), and, in order to obtain such payment, Playboy commences a suit which results in a judgment against the Company for the fee set forth in this Section 7.2(a), the Company shall also pay to Playboy its costs and expenses (including reasonable attorneys' fees, disbursements and other charges) in connection with such suit.

          (b) Except as provided in Sections 7.2(a) and 7.5, in the event of termination of this Agreement pursuant to Section 7.1, this Agreement, except for the provisions of Sections 7.2, 7.5 and Article 8, shall forthwith become void, there shall be no liability under this Agreement on the part of any of Playboy, any Playboy Subsidiary, the Company or any Company Subsidiary, and all rights and obligations of each party hereto shall cease, subject to the remedies of the parties set forth in Section 7.5; provided, however, that nothing herein shall relieve any party from liability for the wilful breach of any of its representations and warranties or the breach of any of its covenants or agreements set forth in this Agreement.

     SECTION 7.3 Procedure for Termination. The Company shall provide to Playboy written notice prior to any termination of this Agreement pursuant to Section 7.1(k) advising Playboy (i) that the Company Board, after receipt of advice of outside legal counsel and a nationally recognized investment banking firm, in the exercise of its good faith judgment as to its fiduciary duties to the stockholders of the Company under applicable law, has determined (on the basis of such Transaction Proposal and the terms of this Agreement, as then in effect) that such termination is required in connection with a Transaction Proposal that is more favorable to the stockholders of the Company than the transactions contemplated by this Agreement (taking into account all terms of such Transaction Proposal and this Agreement, including all conditions) and (ii) as to the material terms of any such Transaction Proposal. At any time after two business days following receipt of such notice, the Company may terminate this Agreement as provided in Section 7.1(k) only if the Company Board determines that such proposal is a Qualified Transaction Proposal and is more favorable to the stockholders of the Company than the transactions contemplated by this Agreement (taking into account all terms of such Transaction Proposal and this Agreement, including all conditions, and which determination shall be made in light of any revised proposal made by Playboy prior to the expiration of such two business day period) and concurrently enters into a definitive agreement providing for the implementation of the transactions contemplated by such Transaction Proposal.

     SECTION 7.4 Amendment; Extension; Waiver. (a) This Agreement may be amended by action taken by the Company and the Playboy Entities at any time before or after approval of the Mergers by the stockholders of the Company but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

          (b) At any time prior to the Effective Time of the Mergers, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

     SECTION 7.5 Fees and Expenses.  Except as specifically provided in Sections
7.2 and 7.5, Playboy shall bear its own and, in an amount not in excess of $2.5 million, the Company shall bear its own, the Company Subsidiaries' and Subco's expenses in connection with this Agreement and the transactions contemplated hereby; provided, however, that expenses incurred by the Company, the Company Subsidiaries and Subco in excess of $2.5 million shall be (as specifically provided in the Transfer and Redemption Agreement) borne by Subco; provided further, however, that if this Agreement is terminated pursuant to any of
Section 7.1(a) through 7.1(i), each of Playboy and the Company shall bear its own expenses in connection with this Agreement and the Related Agreements and the transactions contemplated hereby and thereby (including, without limitation, the Related Transactions). Notwithstanding anything to the contrary contained herein, (i) the cost of printing and filing the S-4 and the Proxy Statement shall be borne equally by the Company and Playboy, and (ii) any expenses, other than legal fees, incurred by the Company in fulfilling its obligations under any of the Newco Agreements shall be borne by Playboy.


                                    ARTICLE 8

                                  MISCELLANEOUS

     SECTION 8.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time of the Mergers or upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Article 1, Section
5.9 and Article 7 shall survive the Effective Time of the Mergers, those set forth in Sections 5.10(d), 7.2 and 7.5 and this Article 8 shall survive termination of this Agreement and those set forth in Sections 5.10(a), 5.10(b) and 5.10(c) shall survive for a period of one year after termination of this Agreement. Each party agrees that, except for the representations and warranties contained in this Agreement, any Certificate delivered pursuant hereto and the respective disclosure schedules of Playboy and the Company, no party hereto has made any other representations and warranties, and each party hereby disclaims any other representations and warranties, made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery of disclosure to any other party or any party's representatives of any documentation or other information with respect to any one or more of the foregoing.

     SECTION 8.2 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings (other than the Confidentiality Agreement), both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise; provided, however, that the Playboy Entities may assign any or all of their respective rights and obligations under this Agreement to any wholly-owned Playboy Subsidiary; provided that no such assignment shall relieve the assigning party of its obligations hereunder. Playboy guarantees the full and punctual performance by each of the other Playboy Entities of all the obligations hereunder of the other Playboy Entities, the S Surviving Corporation and any such assignees.

     SECTION 8.3 Validity. If any provision of this Agreement, or the application thereof to any Person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other Persons or circumstances, shall not be affected thereby, and, to such end, the provisions of this Agreement are agreed to be severable.

     SECTION 8.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by cable, telegram, facsimile or telex, or by registered or certified mail (postage prepaid, return receipt requested), to the other party as follows:

          if to the Playboy Entities:       Playboy Enterprises, Inc.
                                            680 North Lake Shore Drive
                                            Chicago, Illinois  60611
                                            Attention:  Howard Shapiro, Esq.
                                                        General Counsel

                                            Facsimile:(312) 266-2042
          with a copy to:                   Paul, Weiss, Rifkind, Wharton
                                            & Garrison
                                            1285 Avenue of the Americas
                                            New York, New York  10019-6064
                                            Attention:  James M. Dubin, Esq.
                                            Facsimile:  (212) 757-3990

          if to the Company to:             Spice Entertainment Companies, Inc.
                                            536 Broadway
                                            New York, New York  10012
                                            Attention:  Daniel Barsky, Esq.
                                                        General Counsel
                                            Facsimile:  (212) 226-6354

          with a copy to:                   Kramer, Levin, Naftalis & Frankel
                                            919 Third Avenue
                                            New York, New York  10022
                                            Attention:  Paul S. Pearlman, Esq.
                                            Facsimile:  (212) 715-8000

or to such other address as the Person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

     SECTION 8.5 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except as provided in Sections 5.10 and 8.2, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 8.6 Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

     SECTION 8.7 Specific Performance. The parties hereto acknowledge that irreparable damage would result if this Agreement were not specifically enforced, and they therefore consent that the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction. Such remedy shall, however, not be exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

     SECTION 8.8  Brokers.  Except as  otherwise  provided in Section  7.5,  the
Company agrees to indemnify and hold harmless Playboy and Playboy agrees to indemnify and hold harmless the Company, from and against any and all liability to which Playboy, on the one hand, or the Company, on the other hand, may be subjected by reason of any brokers, finders or similar fees or expenses with respect to the transactions contemplated by this Agreement or any Related Agreement to the extent such similar fees and expenses are attributable to any action undertaken by or on behalf of the Company or Playboy, as the case may be.

     SECTION 8.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     SECTION 8.10 Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, schedule, exhibit or annex, such reference shall be to a Section of or schedule, exhibit or annex to this Agreement unless otherwise indicated. Where the reference "hereby" or "herein" appears in this Agreement, such reference shall be deemed to be a reference to this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     SECTION 8.11 Certain Definitions. For purposes of this Agreement:

     An "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

     "Company Stock Option Plans" means, collectively, the stock option plans set forth on Schedule 3.11(a).

     "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

     "Library Pictures" means any and all audio, visual and/or audio-visual works of any kind or character, including without limitation motion pictures, television programs, series, mini-series, pilots, specials, video games, documentaries, compilations, promotional films, trailers and shorts, whether animated, live action or both, whether produced for theatrical, non-theatrical, home video, multi-media, interactive, computer, videogame set, pay-per-view, television, pay or basic cable, direct broadcast satellite, internet or any other form of exhibition or distribution now known or hereafter devised, completed as of the date hereof in which the Company or any of the Company Subsidiaries owns, is licensed or otherwise possesses any part or all of the copyrights therein or otherwise has exploitative rights.

     "Mark" means a brand name, service mark, trademark, tradename, logo, design or other word or symbol used to identify the source of goods or services, whether registered or unregistered, and all registrations and applications for registration and renewals of any of the foregoing.

     "Newco" means Califa Entertainment Group, Inc., a California corporation.

     "Newco Agreements" means the Asset Purchase Agreement between the Company and Newco dated the date hereof, and each of the Stock Pledge Agreement and Guarantee in favor of the Company, the Security Agreement between Newco and the Company, the Promissory Note made by Newco in favor of the Company, the Services Agreement (and the Optional Services Agreement, if any) between Newco and Subco, and the Non-Competition Agreement between Newco and Subco, in each case substantially in the form of the draft of such document dated May 29, 1998 delivered to the Company and Playboy. "Patent" means a patent or patent application, including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

     "Person" means an individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, trust, unincorporated organization or other entity.

     "Playboy Stock Option Plans" means, collectively, the Playboy Enterprises, Inc. 1989 Stock Option Plan, the Playboy Enterprises, Inc. 1991 Non-Qualified Stock Option Plan for Non-Employee Directors, the Playboy Enterprises, Inc. 1995 Stock Incentive Plan, and the 1997 Equity Plan for Non-Employee Directors of Playboy Enterprises, Inc.

     "Redemption Ratio" means such number as is determined by Subco to be the number of shares of Subco Common Stock to be issued for each share of Company Common Stock as part of the Merger Consideration.

     SECTION 8.12 Governing Law and Venue. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF, EXCEPT THAT DELAWARE LAW SHALL APPLY TO THE EXTENT REQUIRED IN CONNECTION WITH THE EFFECTUATION OF THE MERGERS.

     SECTION 8.13 Waiver of Jury Trial. EACH OF THE PLAYBOY ENTITIES AND THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                             PLAYBOY ENTERPRISES, INC.


                             By      /s/ Anthony J. Lynn
                                     ------------------------------------
                             Name:   Anthony J. Lynn
                             Title:  Executive Vice President


                             NEW PLAYBOY, INC.


                             By      /s/ Howard Shapiro
                                     ------------------------------------
                             Name:   Howard Shapiro
                             Title:  Secretary


                             PLAYBOY ACQUISITION CORP.


                             By      /s/ Howard Shapiro
                                     ------------------------------------
                             Name:   Howard Shapiro
                             Title:  Secretary


                             SPICE ACQUISITION CORP.


                             By      /s/ Howard Shapiro
                                     ------------------------------------
                             Name:   Howard Shapiro
                             Title:  Secretary


                             SPICE ENTERTAINMENT COMPANIES, INC.


                             By      /s/  J. Roger Faherty
                                     ------------------------------------
                             Name:   J. Roger Faherty
                             Title:   Chairman, Chief Executive Officer
                                      and President